UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SENTINELONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2023 Annual Meeting of Stockholders
To be held virtually at 9:00 a.m., Pacific Time, on Thursday, June 29, 2023
To Stockholders of SentinelOne, Inc.:
We cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of SentinelOne, Inc., a Delaware corporation (the “Company”), to be held virtually on Thursday, June 29, 2023 at 9:00 a.m., Pacific Time. You may attend the Annual Meeting via live webcast, submit questions, and vote online by visiting www.virtualshareholdermeeting.com/S2023 and entering the control number located on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”).
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

Items of Business:	Board’s Recommendation:
1.To elect as a Class II director, the nominee named in our proxy statement, to serve until the 2026 annual meeting of stockholders and until her successor is duly elected and qualified, subject to her earlier death, resignation, or removal.
	✓	FOR the director nominee
2.To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 31, 2024.	✓	FOR the ratification of the appointment
3.To approve, on a non-binding advisory basis, the compensation of our named executive officers.	✓	FOR the approval of the compensation
4.To select, on a non-binding advisory, basis whether future advisory votes on the compensation of our named executive officers should be every one, two or three years.	✓	1 YEAR for the frequency
5.To transact any other business that properly comes before the Annual Meeting.
Our Board has fixed the close of business on May 4, 2023 as the record date for the Annual Meeting. Only stockholders of record at the close of business on May 4, 2023 are entitled to notice of, and to vote at, the Annual Meeting. Our proxy statement contains further information regarding voting rights and the matters to be voted upon.
On or about May 17, 2023, we expect to mail to our stockholders a Notice containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials and annual report by mail or email. Our proxy statement and our annual report will also be available on the U.S. Securities and Exchange Commission’s (“SEC”) website at www.sec.gov as well as on our Investor Relations website at https://investors.sentinelone.com.
Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote as soon as possible via the Internet or telephone so that your shares are represented and voted at the Annual Meeting.
Thank you for your ongoing support of, and continued interest in, SentinelOne, Inc.
Sincerely,
Tomer Weingarten
Co-Founder, President, Chief Executive Officer and Chairman of our Board of Directors
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 29, 2023: OUR PROXY STATEMENT AND OUR ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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SENTINELONE, INC.
444 Castro Street, Suite 400
Mountain View, CA 94041

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., Pacific Time, on Thursday, June 29, 2023

This proxy statement (the “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors, for use at the Annual Meeting, and any postponements, adjournments, rescheduling or continuations thereof. The Annual Meeting will be held on Thursday, June 29, 2023, at 9:00 a.m., Pacific Time and will be conducted virtually via a live webcast on the Internet at www.virtualshareholdermeeting.com/S2023.
To participate at this year’s Annual Meeting, please log in to www.virtualshareholdermeeting.com/S2023. You will be asked to provide the control number located on your proxy card. Your control number is located inside the shaded gray box on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card. You will not be able to attend the Annual Meeting physically. You will be able to listen to the Annual Meeting live, submit questions and vote online. The Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (our “Annual Report”) is first being mailed on or about May 17, 2023 to all stockholders entitled to vote at the Annual Meeting.
Information contained on, or that can be accessed through, our website or other websites is not intended to be incorporated by reference into this Proxy Statement and references to website addresses in this Proxy Statement are inactive textual references only. In this Proxy Statement, we refer to SentinelOne, Inc. as “SentinelOne,” “we,” “us,” “our,” and the “Company,” and the board of directors of SentinelOne, Inc. as “our Board.” Our fiscal year ends on January 31. References to “fiscal 2023” are to our fiscal year ended January 31, 2023.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice with instructions for accessing the proxy materials, including this Proxy Statement and our Annual Report, and voting via the Internet. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.
FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements. Forward-looking statements include all statements that are not historical facts, including statements regarding our corporate responsibility goals and commitments and our executive compensation program. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks, uncertainties, and other important factors that are discussed in our Annual Report and subsequent quarterly reports and other filings filed with the SEC from time to time. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
Why am I receiving these materials?
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the 2023 Annual Meeting and any postponements, rescheduling or adjournments thereof. The Annual Meeting will be held virtually on Thursday, June 29, 2023, at 9:00 a.m., Pacific Time. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/S2023 and entering the control number located on your proxy card or Notice.
Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. The Notice, which contains instructions on how to access the proxy materials and our Annual Report, is first being sent or given on or about May 17, 2023 to all stockholders entitled to notice of and to vote at the virtual Annual Meeting. The proxy materials and our Annual Report can be accessed by following the instructions in the Notice as well as online at our Investor Relations website at https://investors.sentinelone.com.
What proposals am I voting on?
You will be voting on:
•Proposal No. 1: The election of the nominee for Class II director named in this Proxy Statement to hold office until our 2026 annual meeting of stockholders and until her respective successor is duly elected and qualified;
•Proposal No. 2: The ratification of the appointment of Deloitte, as our independent registered public accounting firm for our fiscal year ending January 31, 2024;
•Proposal No. 3: The approval, on a non-binding advisory basis, the compensation of our named executive officers;
•Proposal No. 4: The selection, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be every one, two or three years; and
•Any other business that properly comes before the Annual Meeting.
What other matters may be brought before the Annual Meeting?
As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•Proposal No. 1: “FOR” the nominee for Class II director named in this Proxy Statement;
•Proposal No. 2: “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 31, 2024;
•Proposal No. 3: “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
•Proposal No. 4: “1 YEAR” for the approval of the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on May 4, 2023, the record date (the “Record Date”) for the Annual Meeting, are entitled to vote at the Annual Meeting. As of the Record Date, there were 237,691,791 shares of our Class A common stock and 53,543,426 shares of our Class B common stock issued and outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Each share of Class A common stock is entitled to one vote on each proposal properly brought before the Annual Meeting and each share of Class B common stock is entitled to 20 votes on each proposal properly brought before the Annual Meeting. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date for the Annual Meeting, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the virtual Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of those shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see the section titled “What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?” for additional information. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in one of the following ways:
•You may vote electronically at the Annual Meeting. If you plan to attend the virtual Annual Meeting, you may vote at the Annual Meeting.
•You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this Proxy Statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 28, 2023.
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 28, 2023.

Beneficial Owner of Shares Held in “Street Name”
If you are a beneficial owner of shares held in street name, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may only vote your shares electronically at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy);
•providing a written notice of revocation prior to the Annual Meeting to our Corporate Secretary at our principal executive offices as follows: SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94041, Attn: Corporate Secretary; or
•attending the virtual Annual Meeting and voting electronically. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically at the virtual Annual Meeting.
Beneficial Owner of Shares Held in “Street Name”. If you are the beneficial owner of your shares in street name, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Why is the Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote. We have decided to conduct the Annual Meeting on a virtual basis because we believe it provides expanded access, improves communication, and enables increased stockholder attendance and participation. It also is better for the environment.
We believe that by hosting the Annual Meeting virtually, our stockholders will be provided comparable rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person.
How can I submit a question before or during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/S2023 type your question into the “Ask a Question” field and click “Submit.” Stockholders are permitted to submit questions during the Annual Meeting via the website and the virtual meeting website, respectively, that are in compliance with the meeting rules of conduct that will be available on the virtual meeting website and with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered and we reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to our business, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?
In accordance with the rules of the SEC, we have elected to distribute our proxy materials, including the Notice, this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
How can I sign up for electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. The persons named in the proxy, Tomer Weingarten, our Co-Founder, President, Chief Executive Officer (“CEO”) and Chairman of our Board (“Chairman”), and Keenan Conder, our Chief Legal Officer and Corporate Secretary, have been designated as proxies for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted electronically at the virtual Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or represented by proxy, of a majority of the voting power of our stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.
How are broker non-votes and abstentions counted?
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4. Proxies marked “WITHHOLD” with respect to Proposal No. 1 will have no effect.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At the Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4.

How many votes are needed for approval of each proposal?
Proposal No. 1: Election of Class II Director. The election of the Class II director requires a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of the director. This means that the nominee for Class II director receiving the highest number of “FOR” votes will be elected as the Class II director. You may vote (i) “FOR” or (ii) “WITHHOLD.” Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent the director nominee from being elected as a director. Similarly, abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 2: Ratification of Appointment of Deloitte. The ratification of the appointment of Deloitte will be obtained if the number of votes “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.
Proposal No. 3: Advisory Vote on the Compensation of Our Named Executive Officers. The approval, on an advisory basis, of the compensation of our named executive officers will be obtained if the number of votes “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal. Proposal No. 3 is not binding on the Company or our Board.
Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers. The alternative among one year, two years, or three years that receives the highest number of votes cast from the holders of shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal. You may vote by selecting “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN” on this proposal. Proposal No. 4 is not binding on the Company or our Board.
Who will count the votes?
A representative of CT Hagberg LLC will tabulate the votes and act as inspector of elections.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the nominee for Class II director named in this Proxy Statement;
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 31, 2024;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
•“1 YEAR” for the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers.
In addition, if any other matters are properly brought before the Annual Meeting or any adjournments, rescheduling or postponements thereof, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, Proposal No. 2 (ratification of the appointment of Deloitte). Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1, Proposal No. 3, or Proposal No. 4.

How can I attend the Annual Meeting?
The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/S2023 and entering the sixteen-digit control number located on your proxy card or Notice. The Annual Meeting live webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures. You will have the same rights and opportunities that would be afforded by an in-person meeting.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner of shares that are held in “street name” at the close of business on the Record Date, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the virtual Annual Meeting even if you do not have a legal proxy. For admission to the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/S2023 and enter the sixteen-digit control number located on your proxy card or Notice.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/S2023.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Technical support will be available starting at 8:45 a.m., Pacific Time, on Thursday, June 29, 2023 and will remain available until the Annual Meeting has ended.
We encourage you to log in prior to the start time of the Annual Meeting to allow reasonable time for log in procedures.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
What does it mean if I receive more than one Notice or more than one set of printed materials?
If you receive more than one Notice or more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy materials and Annual Report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. This procedure reduces our printing and mailing costs and is better for the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and Annual Report, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:
SentinelOne, Inc.
Attention: Investor Relations
444 Castro Street, Suite 400
Mountain View, CA 91367
Tel: (855) 868-3733
Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available for review during regular business hours from our Corporate Secretary for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting at our corporate headquarters located at 444 Castro Street, Suite 400, Mountain View, CA 94041. Please contact our Corporate Secretary a reasonable time in advance to make appropriate arrangements, but in no event less than 48 hours in advance of your desired visiting time.
When are stockholder proposals due for next year’s annual meeting?
Please see the section titled “Stockholder Proposal Deadlines for 2024 Annual Meeting of Stockholders” in this Proxy Statement for more information regarding the deadlines for the submission of stockholder proposals for our 2024 annual meeting of stockholders.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of Our Board
Our Board is currently comprised of seven members. Our Board consists of three classes of directors, each serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the Annual Meeting (including those who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board. All information is as of April 30, 2023.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominee for Director
Ana G. Pinczuk(3)	II	60	Director	2022	2023	2026

Continuing Directors
Tomer Weingarten	I	40	Co-Founder, President, CEO and Chairman of our Board	2013	2025	—
Daniel Scheinman(2)(3)	I	60	Lead Independent Director	2019	2025	—
Teddie Wardi(2)	I	38	Director	2015	2025	—
Charlene T. Begley(1)	III	56	Director	2021	2024	—
Aaron Hughes(1)	III	47	Director	2021	2024	—
Mark S. Peek(1)(2)	III	65	Director	2021	2024	—
(1) Member of audit committee.
(2) Member of compensation committee.
(3) Member of nominating and corporate governance committee.
Nominee for Director
Ana G. Pinczuk has served as a member of our Board since May 2022. Since July 2022, Ms. Pinczuk has served as the Chief Operating Officer of Dexterity Inc., a robotics company for logistics automation. Prior to that, she served as the Chief Transformation Officer from February 2019 to August 2019 and then as the Chief Development Officer for Anaplan, Inc., a business planning software company, from August 2019 to July 2022. She has also held positions as the President of Hewlett Packard Enterprise’s Pointnext technology services business, the Executive Vice President and Chief Product Officer of Veritas Technologies LLC, a data management company, and Senior Vice President and General Manager, Backup and Recovery for Symantec Corporation, a security software company, all in the period from 2015 to 2018. From 2000 until 2015, Ms. Pinczuk served in various executive positions with Cisco Systems, Inc., a technology and networking company, including most recently as Senior Vice President. Prior to joining Cisco, Ms. Pinczuk spent 15 years with AT&T, Inc., a telecommunications company, in positions of increasing responsibility. From June 2021 to February 2023, Ms. Pinczuk served on the board of directors and as a member of the compensation committee for Five9 Inc., a cloud-based call center software company. Ms. Pinczuk earned both undergraduate and graduate mechanical engineering degrees from Cornell University, an executive master’s degree in technology management from the University of Pennsylvania and a master’s degree in software management from Carnegie Mellon University. Since November 2016, Ms. Pinczuk has served on the board of directors for Aptiv PLC, an automotive technology company. We believe Ms Pinczuk is qualified to serve as a member of our Board because of her extensive leadership and business experience within the technology industry.

Continuing Directors
Tomer Weingarten is our co-founder and has served as our Chief Executive Officer and a member of our Board since our inception in January 2013, as our President since November 2018, and as our Chairman of our Board since March 2021. Before our founding, Mr. Weingarten held various positions, including Vice President of Products, at Toluna Holdings Limited, a technology company that delivers real-time consumer insights, from May 2007 to December 2012, which he joined following the acquisition of Dpolls, a startup he had previously co-founded. Prior to that, Mr. Weingarten co-founded Carambola Media Ltd., a publisher focused platform that creates new ad revenue streams through engaging content formats, where he served as Chief Technology Officer from May 2011 to May 2012. Mr. Weingarten also previously served in various roles at Mckit Systems Ltd., a provider of information and knowledge management systems in Israel, from March 2005 to April 2007. Since March 2022, Mr. Weingarten has served as a board trustee for Palo Alto University. Additionally, since November 2021, Mr. Weingarten has served as a board observer for Laminar Security, a data security company. We believe Mr. Weingarten is qualified to serve as a member of our Board because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our Board as our co-founder and Chief Executive Officer.
Daniel Scheinman has served as a member of our Board since September 2015. Since April 2011, Mr. Scheinman has been an angel investor. From September 1993 to April 2011, Mr. Scheinman served in various roles at Cisco Systems, Inc., a technology and networking company, most recently as Senior Vice President, Cisco Media Solutions Group, a media and entertainment technology company. He has served as a member of the boards of directors of Arista Networks, Inc., a cloud networking company, since October 2011, and of Zoom Video Communications Inc., a cloud-based video communication company, since January 2013, and currently serves on the boards of directors of several private companies. Mr. Scheinman holds a B.A. in Politics from Brandeis University and a J.D. from the Duke University School of Law. We believe that Mr. Scheinman is qualified to serve as a member of our Board because of his extensive leadership and business experience with technology companies, as well as his service on the boards of directors of other privately and publicly-held companies.
Teddie Wardi has served as a member of our Board since May 2019. Since October 2017, Mr. Wardi has served as a Managing Director at Insight Venture Management, L.L.C., a private investment firm. Prior to joining Insight, Mr. Wardi served as a Partner at Atomico (UK) Partners LLP, an international investment firm, from March 2016 to October 2017. Previously, Mr. Wardi served as Vice President at Dawn Capital LLP, a private investment firm, from March 2014 to March 2016. Mr. Wardi co-founded Nervogrid Oy, a software provider acquired by ALSO Holding Ag, and served as Chief Technology Officer from March 2006 to August 2012. Mr. Wardi holds a B.S.c. Business Technology and Finance from Aalto University in Finland and an M.B.A. from Harvard Business School. We believe that Mr. Wardi is qualified to serve as a member of our Board because of his extensive leadership and business experience with the venture capital and technology industries.
Charlene T. Begley has served as a member of our Board since January 2021. Ms. Begley has served as an independent director and member of the audit committee of Nasdaq, Inc., a global technology and financial services company, since April 2014, and as chair of its Nominating and ESG committee since June 2021. Since April 2017, she has served as an independent director, chairperson of the audit committee, and member of the nomination and ESG committee at Hilton Worldwide Holdings Inc., a multinational hospitality company. Earlier in her career, Ms. Begley served in various roles at the General Electric Company, or GE, a diversified infrastructure and financial services company, from June 1988 to December 2013. Ms. Begley served in a dual role as Senior Vice President and Chief Information Officer, as well as President and Chief Executive Officer of GE’s Home and Business Solutions Office, from January 2010 to December 2012. Previously, Ms. Begley served as President and Chief Executive Officer of GE’s Enterprise Solutions group from 2007 to 2009. In addition, Ms. Begley served as President and Chief Executive Officer of GE Plastics and GE Transportation and prior to that led GE’s Corporate Audit staff and served as Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley served as a director at Red Hat, Inc., a software development company, from November 2014 to June 2019 and at WPP plc, a multinational communications, commerce and technology company, from December 2013 to June 2017. Ms. Begley holds a B.S. in Finance from the University of Vermont. We believe Ms. Begley is qualified to serve as a member of our Board because of her knowledge of technology and information security companies, and her expertise and experience both in operational management roles and board leadership positions at large, public organizations.

Aaron Hughes has served as a member of our Board since May 2021. Since November 2020, Mr. Hughes has served as Senior Vice President and Chief Information Security Officer at Albertsons Companies, Inc., a grocery and drugstore company. From June 2017 to November 2020, Mr. Hughes served as Vice President for Information Security and Deputy Chief Information Security Officer at Capital One Financial Corporation, a financial services company. Prior to Capital One, Mr. Hughes served as Deputy Assistant Secretary of Defense for Cyber Policy at the United States Department of Defense from May 2015 to January 2017. From July 2008 to May 2015, Mr. Hughes served as Vice President at In-Q-Tel, Inc., a venture capital firm. Mr. Hughes holds a B.S. in Mechanical Engineering from the University of Virginia, a M.S. in Telecommunication and Computers from George Washington University, and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Hughes is qualified to serve as a member of our Board because of his extensive leadership, business and policy experience in the technology and cybersecurity industries.
Mark S. Peek has served as a member of our Board since May 2021. Since February 2018, Mr. Peek has served as Executive Vice President, Managing Director of Workday Ventures, the strategic investment arm of Workday, Inc. (“Workday”), a provider of enterprise cloud applications for finance and human resources. From June 2015 to February 2018, Mr. Peek served as Co-President of Workday, and from June 2012 to April 2016, as Workday’s Chief Financial Officer. Prior to joining Workday, Mr. Peek served as President, Business Operations and Chief Financial Officer of VMware, Inc., a provider of business infrastructure virtualization solutions from April 2007 to January 2011. From March 2000 to April 2007, Mr. Peek served as Senior Vice President and Chief Accounting Officer at Amazon.com, Inc., a technology company. Prior to joining Amazon, Mr. Peek spent 19 years at Deloitte, a professional services firm, and as a partner for the last ten of those years. Mr. Peek serves on the Advisory Board of the Foster School of Business at the University of Washington. From December 2011 to June 2012, Mr. Peek served on the board of directors of Workday. Mr. Peek has served as a member of the board of directors of Trimble Inc., a software, hardware and services technology company, since May 2010. Mr. Peek received a B.S. in Accounting and International Finance from Minnesota State University. We believe that Mr. Peek is qualified to serve as a member of our Board because of his extensive leadership and business experience with technology companies.
Director Independence
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”). Under the listing standards of NYSE, independent directors must compromise a majority of a listed company’s board of directors. The NYSE listing standards also require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committee be independent. Under the listing standards of NYSE, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director has no material relationship with the listed company (either directly as a partner, stockholder or officer of an organization that has a relationship with the company) and such director does not have specified relationships with the company.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our Board or any other Board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of NYSE.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that Charlene T. Begley, Aaron Hughes, Mark S. Peek, Daniel Scheinman, Ana G. Pinczuk, and Teddie Wardi are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NYSE. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s background, business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each outside director and the transactions involving them described in the section titled “Related Person Transactions.”

In evaluating the independence of Mr. Peek, our Board considered that Mr. Peek serves as Executive Vice President, Managing Director of Workday Ventures, the strategic investment arm of Workday, which is both a customer and a vendor of the Company. Arms-length sales to and purchases from Workday were significantly less than 2% of the recipient company’s gross revenue during its most recent fiscal year and were made in the ordinary course of business. Similarly, in evaluating the independence of Mr. Hughes, our Board considered that Mr. Hughes serves as Senior Vice President and Chief Information Security Officer of Albertsons Companies, Inc. (“Albertsons”), a grocery and drugstore company, which is a customer of the Company. Arms-length sales to and purchases from Albertsons were significantly less than 2% of the recipient company’s gross revenue during its most recent fiscal year and were made in the ordinary course of business.
There are no family relationships among any of our directors or executive officers.
Board of Directors and Committee Self-Evaluations
We conduct an annual self-evaluation process for our Board and its committees. As part of this process, our outside counsel either conducts an interview with each member of our Board or requests completion of a written questionnaire by each member of our Board to review their assessment of the performance of our Board and its committees, their own performance, and the performance of fellow members of our Board. Results from such assessment are aggregated and shared and discussed with our lead independent director and by our nominating and corporate governance committee and Board.
Our Board evaluation process is used:
•by our Board and nominating and corporate governance committee to assess the current composition of our Board and its committees and make recommendations for the qualifications, expertise, and characteristics we should seek in identifying potential new directors;
•by our Board and nominating and corporate governance committee to identify the strengths and areas of opportunity of each member of our Board and to provide insight into how each member of our Board can be most valuable;
•to improve agenda topics of our Board and its committees so that information they receive enables them to effectively address the issues they consider most critical; and
•by our nominating and corporate governance committee as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to our Board.
Board Leadership Structure
Our nominating and corporate governance committee periodically considers the leadership structure of our Board and makes such recommendations to our Board as our nominating and corporate governance committee deems appropriate. Our Board believes it is important to have flexibility in selecting the chairperson of our Board and our Board leadership structure. Accordingly, our Corporate Governance Guidelines, which are available on the “Investor Relations” section of our website, which is located at https://investors.sentinelone.com, by clicking “Governance Documents” in the “Governance” section of our website, allow for the positions of chairperson and CEO to be held by the same person. In making leadership structure determinations, our Board considers many factors, including the specific needs of the business and what is in the best interests of our stockholders.
Our Board believes that it is currently in the best interest of the Company and its stockholders for Mr. Weingarten to serve in both roles. While our independent directors bring experience, oversight, and expertise from outside of the Company, Mr. Weingarten brings current company-specific experience and insight developed from co-founding and leading the Company since its inception. Our Board believes that Mr. Weingarten’s strategic vision for our business, his in-depth knowledge of our platform and operations and the cybersecurity industry, and his experience as our CEO since our inception in 2013 make him well qualified to serve as both our Chairman and CEO.
Our corporate governance guidelines provide that one of our independent directors will serve as our lead independent director when the chairperson of our Board and the CEO are the same person. Our Board has appointed Daniel Scheinman to serve as our lead independent director, who has served in this role since our IPO in 2021. Our Board believes that Mr. Scheinman is well qualified to serve as lead independent director given his industry experience and leadership during his tenure as a member of our Board. Our Board annually reevaluates such appointment and following such evaluations, our Board of Directors re-appointed Mr. Scheinman as our lead independent director in March of 2023. As part of his duties as lead independent director, Mr. Scheinman makes himself available for communications with stockholders and other stakeholders, if appropriate. Any changes to the leadership structure of our Board, if made will be promptly disclosed on the Investor Relations portion of our website and disclosed in the appropriate proxy materials. Our Board, in its sole discretion, may seek input from our stockholders on the leadership structure of our Board. Our Corporate Governance Guidelines enumerate specific responsibilities for our lead independent director as follows:
•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of our Board, executive sessions and outside of meetings of our Board;
•serving as the principal liaison between the chairperson and the independent directors;
•communicating to the chairperson and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors in executive sessions or outside of meetings of our Board;
•providing the chairperson with feedback and counsel concerning the chairperson’s interactions with our Board;
•coordinating with the chairperson to set the agenda for meetings of our Board, taking into account input from other independent directors;
•providing the chairperson and management with feedback on meeting schedules and the appropriateness, including the quality and quantity, and timeliness of information provided to our Board;
•recommending the retention of advisors and consultants who report directly to our Board when appropriate;
•providing leadership to our Board if circumstances arise in which the role of the chairperson may be, or may be perceived to be, in conflict;
•if appropriate, and in coordination with management, being available for consultation and direct communication with major stockholders; and
•performing such other functions and responsibilities as requested by our Board from time to time.
Additionally, Mr. Scheinman, along with other members of our Board, is responsible for discharging our Board’s risk oversight responsibility (as further described below) and reviews and provides feedback on risk management to the management team, including Mr. Weingarten, as well as feedback on the design and structure of our Board.
Our Board believes that the responsibilities assigned to Mr. Scheinman as our lead independent director helps ensure a dedicated, independent, and active Board and, moreover, that the leadership structure of Mr. Scheinman serving as our lead independent director and Mr. Weingarten’s combined role of Chairman and CEO creates an appropriate balance in SentinelOne’s leadership, enabling strong leadership while effectively maintaining our Board’s independence and oversight of management. In particular, this structure capitalizes on the expertise and experience of Messrs. Weingarten and Scheinman, as it permits Mr. Weingarten to serve as a bridge between our Board and management, helping both to act with a common purpose and providing critical leadership for carrying out our strategy and confronting challenges, while Mr. Scheinman ensures independence of our Board from management and as lead independent director can call and chair meetings of the independent directors separate and apart from the Chairman. Our Board also believes that there may be other advantages to having a lead independent director for matters such as communications and relations between our Board, the CEO and the other members of our senior management, and in assisting our Board in reaching consensus on particular strategies and policies. Mr. Scheinman, as the only management director, does not participate in sessions of non-management directors, and non-management directors meet regularly in executive session without management.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces. Our Board as a whole has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to oversight of risk assessment and risk management generally, and specifically in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cyber risk, and also, among other things, discusses guidelines with management and the independent auditor. Our nominating and corporate governance committee assists our Board in fulfilling its oversight responsibilities with respect to risks relating to our corporate governance practices, the independence of our Board and potential conflicts of interest, as well as our policies and practices with regard to environmental, social and governance matters. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking.
Our Board believes its current leadership structure supports the risk oversight function of our Board. In particular, our Board believes that our lead independent director and our majority of independent directors provide a well-functioning and effective balance to the members of executive management on our Board. Our Board and its committees regularly communicate with members of management and consult with outside advisors regarding existing risks or in the event a new risk emerges. Further, our Board and nominating and corporate governance committee review and discuss with management matters related to human capital management, including SentinelOne’s commitments and progress on inclusion and diversity, employee engagement, business conduct and compliance, and executive succession planning.
Management Succession Planning
Our Board has delegated primary oversight responsibility for succession planning for our senior management positions, including our CEO, to the nominating and governance committee. Our nominating and governance committee works closely with our CEO and Chief People Officer to identify, evaluate, and select potential successors for our CEO’s direct reports. Our nominating and governance committee and Board continues to regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.

Oversight of Corporate Strategy
Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our Board receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board’s diverse skill set and experience enhances our Boards’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our Board also hold regularly scheduled executive sessions at which strategy is discussed.
Cybersecurity Risk Oversight
Securing the information of our customers, employees, partners, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by our Board, our audit committee, and management.
Our management team provides regular cybersecurity updates in the form of reports and presentations to our audit committee at each of its meetings and periodically to our Board. Our audit committee also reviews metrics about cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. We also maintain information security risk insurance coverage.
Board Meetings and Committees
During fiscal 2023, our Board had a total of eight meetings (including regularly scheduled and special meetings). All directors then serving, with the exception of Mr. Peek due to medical related reasons that are not expected to impact his ability to attend meetings going forward, attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, but we strongly encourage our directors to attend.
Our Board has established a standing audit committee, a standing compensation committee, and a standing nominating and corporate governance committee. Each of the committees has the composition and the responsibilities described below.
Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, California 94041 Attn: Corporate Secretary, or the “Investor Relations” section of our website, which is located at https://investors.sentinelone.com, by clicking “Governance Documents” in the “Governance” section of our website.
Audit Committee
Our audit committee is composed of Charlene T. Begley, Aaron Hughes and Mark S. Peek. Ms. Begley is the chair of our audit committee. The members of our audit committee meet the independence requirements under NYSE and SEC rules. Each member of our audit committee is financially literate. In addition, our Board has determined that each of Ms. Begley and Mr. Peek is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not, however, impose on her or him any supplemental duties, obligations or liabilities beyond those that are generally applicable to the other members of our audit committee and Board. Our audit committee’s principal functions are to assist our Board in its oversight of:
•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm, reviewing the qualifications and performance of the independent registered public accounting firm, and overseeing the rotation of the independent registered public accounting firm’s audit partners;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and the design, implementation, and performance of our internal audit function;
•risk assessment and management;
•our compliance with legal and regulatory requirements;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
During fiscal 2023, our audit committee had a total of five meetings (including regularly scheduled and special meetings).
Compensation Committee
Our compensation committee is comprised of Mark S. Peek, Daniel Scheinman, and Teddie Wardi. Mr. Peek is the chair of our compensation committee. The members of our compensation committee meet the independence requirements under NYSE and SEC rules. All the members of this committee are also “non-employee directors”

within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee is responsible for, among other things:
•evaluating, recommending to our Board, approving and reviewing our executive officer and director compensation arrangements, plans, policies, and programs;
•reviewing and recommending to our Board the form and amount of our compensation of our non-employee directors;
•reviewing, at least annually, the goals and objectives to be considered in determining the compensation of our CEO and other executive officers;
•reviewing with our management our organization and people activities;
•administering and interpreting our cash and equity incentive compensation plans;
•reviewing and approving, or making recommendations to our Board with respect to, our cash and equity incentive compensation plans; and
•establishing our overall compensation philosophy.
During fiscal 2023, our compensation committee had a total of 7 meetings (including regularly scheduled and special meetings).
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Daniel Scheinman and Ana G. Pinczuk. Mr. Scheinman is the chair of our nominating and corporate governance committee. The members of our nominating and corporate governance committee meet the independence requirements under NYSE and SEC rules. Our nominating and corporate governance committee’s principal functions include:
•identifying, considering, and recommending candidates for membership on our Board, and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board;
•developing and recommending our corporate governance guidelines and policies;
•periodically consider and make recommendations to our Board regarding the size, structure and composition of our Board and its committees
•reviewing and recommending to our Board any changes to our corporate governance guidelines;
•reviewing any corporate governance related matters required by the federal securities laws;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•assisting our Board in overseeing our programs related to corporate responsibility and sustainability;
•overseeing the process of evaluating the performance of our Board and its committees; and
•advising our Board on corporate governance matters.
During fiscal 2023, our nominating and corporate governance committee had a total of four meetings (including regularly scheduled and special meetings).
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee was at any time during fiscal 2023, or at any other time, an officer or employee of the Company or any of its subsidiaries. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our compensation committee. Please see the section titled "Related Party Transactions" in this Proxy Statement.
Considerations in Evaluating Director Nominees; Diversity
In its evaluation of director candidates, including the members of our Board eligible for re-election, our nominating and corporate governance committee considers the current size, structure, and composition of our Board, the needs of our Board and our Board’s committees, and the desired Board qualifications, expertise and characteristics, including such factors as judgment, business acumen, and diversity. While we do not have a formal policy with respect to diversity, our nominating and corporate governance committee may consider such factors as differences in professional background, education, race, ethnicity, gender, age, geography, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Our Board is committed to seeking out highly qualified women and individuals from minority groups and diverse backgrounds. Our nominating and corporate governance committee has engaged an executive search firm to assist in identifying and recruiting potential candidates for membership on our Board.
Our nominating and corporate governance committee evaluates each individual in the context of the membership of our Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. Our Board annually evaluates the performance of our Board and its committees. Our nominating and corporate governance committee reviews self-assessment questionnaires to evaluate the performance of individual members. In determining whether to recommend a director for re-election, our nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of our Board and the Company, and other qualifications and characteristics determined by our Board. Each director must ensure that other existing and anticipated future commitments do not materially interfere with his or her service as a director.
After completing their review and evaluation of director candidates, in accordance with the rules of NYSE, our nominating and corporate governance committee will recommend a director nominee for selection by our Board. Our Board has the final authority in determining the selection of director candidates for nomination to our Board.
The following table provides a diversity matrix of our directors and director nominees:

Total Number of Directors: 7 directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors................................................................................................	2	3	—	2
Demographic Background
Black/African American.......................................................	—	1	—	—
Hispanic.................................................................................................	1	—	—	—
White........................................................................................................	1	2	—	—
Did Not Disclose Demographic Background	2
Stockholder Recommendations for Nominations to Our Board
A stockholder that wants to recommend a candidate for election to our Board should direct the recommendation in writing by letter to the Company, attention of our Chief Legal Officer at SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94041. We do not have a formal policy regarding the consideration of director candidates recommended by stockholders, but subject to the foregoing, our independent directors will consider candidates recommended by stockholders in the same manner as candidates recommended from other sources. The nominating and corporate governance committee has discretion to decide which individuals to recommend to our Board for nomination as directors. Our Board has the final authority in determining the selection of director candidates for nomination to our Board. A stockholder that wants to nominate a person directly for election to our Board at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC. Any nomination should be sent in writing to SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94041, Attention: Corporate Secretary. Please see the section titled “Stockholder Proposal Deadlines for 2024 Annual Meeting of Stockholders” in this Proxy Statement for more information.

Communications with Directors
In cases where stockholders or other interested parties wish to communicate directly with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board (including our chairman or lead independent director), messages can be sent to our Corporate Secretary at corporate@sentinelone.com. We will initially receive and process communications before forwarding them to the addressee. All communications are reviewed by the Corporate Secretary and provided to the members of our Board of Directors as appropriate. We generally will not forward to the directors a communication that we determine to be primarily commercial, abusive, or threatening in nature or otherwise related to an improper or irrelevant topic, or that requests general information about the Company, our products or our services.
This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section titled “Stockholder Proposal Deadlines for 2024 Annual Meeting of Stockholders” in this Proxy Statement.
Board of Directors Attendance at Our Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All Board members then serving were present at our 2022 annual meeting of stockholders.
Code of Business Conduct and Ethics
Our Board has adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including our CEO, chief financial officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the corporate governance section of our website, which is located at https://investors.sentinelone.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
SentinelOne recognizes the importance of a thoughtful approach to corporate citizenship, and our nominating and corporate governance committee is responsible for overseeing our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters. As we continue to develop our strategies and practices in these areas, we are also committed to growing our programs to best meet the needs of the stakeholders we serve. Our current programs include:
•Community Involvement. We drive social good through our commitment to responsible corporate citizenship across the communities where we operate.
◦Our One Day program provides each Sentinel with 8 hours of paid time off annually to volunteer with a cause of their choice.
◦S Foundation: Aligning with our three pillars, (i) Empowering the Next Generation, (ii) Building an Equitable Future, and (iii) Protecting the Environment, the S Foundation is committed to supporting nonprofits where we live and work. Established in 2022, the S Foundation has donated globally and regionally to causes aligned to the pillars and also established grants coupled with employee contributions towards international crises. A key initiative launched in 2022, Cybersafe.edu brought cyber safe education to over 40 schools and 8,000 students in 6 languages throughout the world. The project engaged over 100 employees and will continue as an annual effort to empower youth in staying safe online.
•Environmental Responsibility. We work to reduce the environmental impact of our operations through our sustainability initiatives by reducing air travel and encouraging teleconferencing.
•Diversity, Equity, and Inclusion. At SentinelOne, we cultivate and foster an inclusive workplace for all Sentinels through key initiatives and programs including:
◦Strategic partnership with the Organization Women in Cybersecurity (WiCys), including an apprenticeship program;
◦A focus on amplifying the power of communities through launch of our Inclusion Networks including Women's Inclusion Network, WIN@sentinelone; Black Inclusion Network, BLK@sentinelone; Latino Inclusion Network, Latinos@sentinelone; Pan-Asian Network, Pan-Asian@SentinelOne; Pride Inclusion Network, Out@sentinelone; and Veteran’s Inclusion Network, Served@sentinelone;
◦University recruiting for internships targeting underrepresented minorities;
◦Monthly internal celebrations including Black History Month, Women’s History Month, Pride Month, and Hispanic Heritage Month; and
◦Inclusive recruitment and hiring practices to source diverse talent.
SentinelOne was named as a Fortune Best Medium Workplaces, Fortune Best Workplaces in Technology, Fortune Best Workplaces for Millennials, and Fortune Best Workplaces in the Bay Area. Additionally, we were named as Best Workplaces by Great Place to Work in the United Kingdom and the Netherlands. We also received an award for UK’s Best Workplaces for Wellbeing for small organizations and UK's Best Workplaces in Tech.
SentinelOne was also named to the 2022 Comparably lists for Best Companies for Career Growth, Best Company Compensation, Happiest Employees, Best Company Perks & Benefits, Best CEOs for Women and Best CEOs for Diversity.
SentinelOne was also recognized in Israel by Dun’s 100.
In 2023, SentinelOne received an award for Best Workplaces in France for companies under 50 employees.
•Compliance with Laws. SentinelOne is committed to complying with all applicable laws in all jurisdictions where it does business, including employment, human rights, and environmental laws and regulations.

•Retention and Talent Development We believe that motivating and retaining talent at all levels is vital to our success. Our compensation and benefits program is intended to anticipate and meet the needs of our employees. In addition to base salary, these programs, which vary by country and region, include annual bonuses, equity awards, an employee stock purchase plan, a 401(k) plan, including a 401(k) match in the United States, healthcare and insurance benefits, health savings and flexible spending accounts, unlimited vacation, wellness reimbursement, and more. We have increased our investment in training and development and have rolled out several key programs as well as enabling our employees to access over 1,000 on demand webinars in technical and soft skills areas.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Outside Director Compensation Policy
Our Board has adopted a Non-Employee Director Compensation Program (the “Outside Director Compensation Policy”), which was most recently amended in December 2022. Members of our Board who are not employees are eligible for compensation under the Policy. Accordingly, Mr. Weingarten an executive officer of SentinelOne, is not eligible for awards under our Outside Director Compensation Policy.
The Outside Director Compensation Policy was developed in consultation with Aon Radford, our compensation committee’s independent compensation consulting firm (“Aon”). Aon provided recommendations and competitive non-employee director compensation data and analyses. Our Board considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. Our Board believes the Outside Director Compensation Policy provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peer group companies to their non-employee directors.
Our compensation committee periodically reviews the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by Aon. As part of this analysis, Aon reviews non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the compensation committee in connection with its review of executive compensation.
Under the Outside Director Compensation Policy as in effect for fiscal 2023, non-employee directors received compensation in the form of equity and cash, as described below:
Cash Compensation
During fiscal 2023, each non-employee director was eligible to receive the following annual cash retainers for certain board and/or committee service according to our Outside Director Compensation Policy:

Board/Committee	Chair	Member
Lead Independent Director	$20,000	$—
Board	$—	$50,000
Audit Committee	$20,000	$10,000
Compensation Committee	$12,000	$6,000
Nominating Committee	$12,000	$6,000
All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis, on the 15th of each of March, June, September and December, so long as the non-employee director continues to provide services in the applicable capacity to the Company through each such date. Alternatively, each of our non-employee directors may elect to receive his or her cash fees in the form of deferred share units, pursuant to a prior written election. The RSUs granted as deferred share units will vest in equal quarterly installments so long as the non-employee director provides continuous service to the Company through each vesting date, with the final installment vesting on the earliest of (i) the date of the next annual meeting of our stockholders, (ii) the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to his or her failure to be re-elected or his or her not standing for re-election, and (iii) the originally scheduled vesting date of such installment.
The RSUs granted as deferred share units will settle on the earliest to occur of (i) the 5th anniversary of the grant date, (ii) the non-employee director’s separation from service from the Company, (iii) the non-employee director’s disability, (iv) the non-employee director’s death, and (v) a corporate transaction.
The annual fees, regardless of the form of payment, will become payable in full immediately prior to a corporate transaction.

Equity Compensation
Non-employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2021 Equity Incentive Plan (“2021 Plan”) (or the applicable equity plan in place at the time of grant) including discretionary awards not covered under our Outside Director Compensation Policy. All grants of awards under our Outside Director Compensation Policy will be automatic and non-discretionary.
Initial Award. Each non-employee director who did not receive a stock option award in respect of his or her appointment to our Board between April 1, 2021, and the date of our IPO, and each new director, is eligible to receive an initial equity award in the form of stock options or RSUs, as determined by our Board, with an aggregate value of $300,000, which was increased to $400,000 effective December 10, 2021 (the “Initial Award”). The Initial Award will vest quarterly with respect to 1/12th of the total number of RSUs or stock options, as applicable, subject to the award, so long as the non-employee director provides continuous service to the Company through each vesting date. The Initial Award is subject to full vesting acceleration immediately prior to a corporate transaction.
Annual Award. On the date of our annual meeting of our stockholders, each non-employee director automatically is granted an equity award in the form of stock options or RSUs, as determined by our Board, with an aggregate grant date value equal to $225,000 (prorated based on months of service) (the “Annual Award”) subject to such individual continuing to be an outside director. Subject to the terms of the policy, each Annual Award will fully vest on the earliest to occur of (i) the date of the next annual meeting of our stockholders (or the day immediately prior if the non-employee director’s service as a director ends at such meeting due to his or her failure to be re-elected or his or her not standing for re-election), (ii) the first anniversary of the grant date, (iii) the non-employee director’s death, (iv) the non-employee director’s disability, or (v) a corporate transaction, in each case subject to the non-employee director’s continuous service through such date.
The number of RSUs or stock options, as applicable, granted subject to the Initial Award will be calculated: (i) for RSUs, by dividing $300,000 ($400,000 effective December 10, 2021) by the closing price of one share of the Common Stock on the initial award grant date, rounding down to the nearest whole share, or (ii) for stock options, based on a grant date fair value of $300,000 ($400,000 effective December 10, 2021) on the initial award grant date, determined using the Black-Scholes-Merton model value and 30-trading day average closing price of one share of our Class A common stock as of the Initial Award grant date, rounding down to the nearest whole share.

Non-Employee Outside Director Compensation Table
The following table provides information regarding compensation of our non-employee directors for service as directors, for fiscal 2023. In fiscal 2023, neither Robert Schwartz (an outside director affiliated with Third Point who resigned from our Board on June 2, 2022) nor Teddie Wardi (an outside director affiliated with Insight) received compensation for service as a director. Prior to our IPO, we did not have a formal policy to provide any cash or equity compensation to our outside directors for their service on our Board or committees of our Board. Each outside director’s reasonable, customary and properly documented travel expenses to attend Board meetings is reimbursed by the Company.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Charlene T. Begley(3)	$70,000	$224,995	$294,995
Aaron Hughes(4)	$60,000	$224,995	$284,995
Mark S. Peek(5)	$72,000	$224,995	$296,995
Ana G. Pinczuk(6)*	$60,945(7)	$418,719	$479,664
Daniel Scheinman(8)	$88,000	$224,995	$312,995
Jeffery W. Yabuki(9)**	$56,000	$224,995(10)	$284,995
*Ms. Pinczuk was appointed to our Board on May 10, 2022.
**Mr. Yabuki resigned from our Board on April 24, 2023.
(1) Unless a director elected to receive payment in RSUs in lieu of cash pursuant to our Outside Director Compensation Program, the amount shown reflects a prorated annual cash retainer for such director’s service as a member of our Board and, if applicable, chair of our Audit Committee, Compensation Committee or Nominating Committee, or membership on our Audit Committee, Compensation Committee, or Nominating Committee since the IPO. Messrs. Peek and Yabuki and Mses. Begley and Pinczuk each elected RSUs in lieu of cash and were awarded (i) 3,086, (ii) 2,400, (iii) 3,000 and (iv) 2,593 RSUs, respectively, that settled into shares of our Class A common stock on July 5, 2022. 100% of the shares subject to the RSUs will vest upon the earlier of the day prior to our next annual meeting, or June 29, 2023, subject to each of their continued services with us through such date. See footnote (2) below for a description of the grant date fair value of these RSUs.
(2) The amounts reported in these columns represent the grant date fair value of the RSUs granted to our non-employee directors under our 2013 Plan and 2021 Plan, as applicable, during fiscal 2023 as computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). Note that the amounts reported in these columns reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by our non-employee directors from the RSUs.
(3) As of January 31, 2023, Ms. Begley held RSUs settleable for 11,144 shares of our Class A common stock and stock options to purchase a total of 33,000 shares of our Class B common stock, of which 17,187 shares were vested.
(4) As of January 31, 2023, Mr. Hughes held RSUs settleable for 10,930 shares of our Class A common stock and stock options to purchase a total of 40,000 shares of our Class B common stock, of which 22,222 shares were vested.
(5) As of January 31, 2023, Mr. Peek held RSUs settleable for 11,187 shares of our Class A common stock and stock options to purchase a total of 40,000 shares of our Class B common stock of which 22,222 shares were vested.
(6) As of January 31, 2023, Ms. Pinczuk held RSUs settleable for 15,918 shares of our Class A common stock.
(7) Includes prorated amount for Ms. Pinczuk's time of service from her date of appointment through the date of our 2022 annual meeting of stockholders.
(8) As of January 31, 2023, Mr. Scheinman held RSUs settleable for 11,915 shares of our Class A common stock.
(9) As of January 31, 2023, Mr. Yabuki held RSUs settleable for 10,844 shares of our Class A common stock and stock options to purchase a total of 40,000 shares of our Class B common stock of which 22,222 shares were vested.
(10) Represents Mr. Yabuki's Annual Award of 9,644 shares, which was forfeited as a result of Mr. Yabuki's resignation on April 24, 2023.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTOR
Our Board is currently comprised of seven directors and is divided into three staggered classes of directors. At the Annual Meeting, one Class II director will be elected to our Board by the holders of our common stock to succeed the same class whose term is then expiring. The director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees for Director
Our nominating and corporate governance has recommended the director nominee for selection by our Board, and our Board has nominated, Ms. Pinczuk for re-election as Class II director at the Annual Meeting. If elected, Ms. Pinczuk will serve as Class II director until the 2026 annual meeting of stockholders and until her respective successor is duly elected and qualified or until her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Ms. Pinczuk has agreed to serve as director if elected, and management has no reason to believe that she will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be proposed by our nominating and corporate governance committee and designated by the present Board to fill the vacancy.
Required Vote
The Class II director will be elected by a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In other words, the nominee receiving the highest number of “FOR” votes will be elected as Class II director. You may vote (i) “FOR” or (ii) “WITHHOLD” for the director nominee. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Ms. Pinczuk. Abstentions, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal.
Board Recommendation
Our Board recommends a vote “FOR” the election to our Board of Ms. Pinczuk as Class II director.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte as our independent registered public accounting firm for the year ending January 31, 2024. During fiscal 2023, Deloitte served as our independent registered public accounting firm.
Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider whether it should appoint another independent registered public accounting firm. A representative of Deloitte is expected to be telephonically present at the virtual Annual Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed for professional audit services and other services rendered to us by Deloitte for our fiscal years ended January 31, 2023 and 2022:

	Fiscal Year Ended
	2023	2022
Audit Fees(1)	$3,203,000	$3,407,000
Audit-Related Fees(2)	$161,000	—
Tax Fees(3)	$915,000	$1,262,000
All Other Fees(4)	$2,000	$2,000
Total Fees	$4,281,000	$4,671,000
(1)“Audit Fees” consist of professional services rendered in connection with the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, the review of our quarterly consolidated financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal 2022 also included fees billed for professional services rendered in connection with our IPO.
(2)“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence services related to mergers and acquisitions and other attestation services.
(3)“Tax Fees” consist of fees for professional services for tax compliance, tax advice and tax planning.
(4)“All Other Fees” include fees for services other than the services reported in audit fees, audit-related fees and tax fees.
Auditor Independence
In fiscal 2023, there were no other professional services provided by Deloitte that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.
Audit and Non-Audit Services Pre-Approval Policy
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee (or its delegate) may pre-approve services to be performed by our independent registered public accounting firm without consideration of specific case-by-case services or may require the specific pre-approval of the committee, in either case, in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for fiscal 2022 and fiscal 2023 were pre-approved by our audit committee.
Required Vote
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 31, 2024 will be obtained if the number of votes “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal and are voted for or against the proposal. You may vote

“FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.
Board Recommendation
Our Board recommends a vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 31, 2024.
Audit Committee Report
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by SentinelOne under the Securities Act or the Exchange Act, except to the extent SentinelOne specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.
SentinelOne’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing SentinelOne’s consolidated financial statements. SentinelOne’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of SentinelOne’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), (“PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare SentinelOne’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements for fiscal 2023 with the management of SentinelOne and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB; and
•received the written disclosures and the letter from Deloitte as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Deloitte that firm’s independence.
Based on the audit committee’s review of the audited financial statements and the various discussions with management and Deloitte, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the SEC. The audit committee has also appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024.
The Audit Committee
Charlene T. Begley (Chair)
Aaron Hughes
Mark S. Peek

PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers will be obtained if the number of votes “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation
Our Board recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote and must be submitted to stockholders at least once every six years.
You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “1 YEAR,” “2 YEARS,” or “3 YEARS.” You may also “ABSTAIN” from voting.
After careful consideration, our Board recommends that future non-binding advisory votes on the compensation of our named executive officers be held every year so that stockholders may express annually their views on our executive compensation program.
Stockholders are not voting to approve or disapprove our Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.
As an advisory vote, this proposal is not binding. However, our Board and compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our Board or the Company, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board.
Vote Required
The alternative among one year, two years, or three years that receives the highest number of votes cast from the holders of shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Board Recommendation
Our Board recommends a vote to hold future stockholder advisory votes on the compensation of our named executive officers every “1 YEAR.”

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 30, 2023:

Name	Age	Position
Executive Officers:
Tomer Weingarten	40	Co-Founder, President, Chief Executive Officer and Chairman of our Board
David Bernhardt	48	Chief Financial Officer
Richard Smith, Jr.	43	Chief Product and Technology Officer
“Vats” Narayanan Srivatsan	56	Chief Operating Officer
Keenan Conder	60	Chief Legal Officer and Corporate Secretary
For Mr. Weingarten’s biography, see “Continuing Directors.”
David Bernhardt has served as our Chief Financial Officer since September 2020. Prior to joining us, from July 2011 to September 2020, Mr. Bernhardt served in various leadership positions at Chegg, Inc., an educational technology company, including as Vice President of Finance. Prior to Chegg, from May 2009 to August 2013, Mr. Bernhardt served in various positions at Palantir Technologies Inc., a data analytics software company, including most recently as its Vice President of Finance and an advisor. Mr. Bernhardt holds a B.S.c. in Finance from Santa Clara University.
Richard Smith, Jr. has served as our Chief Product and Technology Officer since November 2022. Mr. Smith joined us March 2021 as Chief Technology Officer. Prior to joining us, from January 2016 to March 2021, Mr. Smith served in various leadership positions at Medallia, Inc., a customer experience platform company, including as Senior Vice President of Engineering. Prior to Medallia, from October 2009 to January 2016, Mr. Smith served in various positions at Oracle Corporation, a products and services cloud technology company, including as Senior Director of Engineering. Mr. Smith holds a B.S. in Computer Science from the University of Arizona and an M.B.A. from the Wharton School of the University of Pennsylvania.
“Vats” Narayanan Srivatsan has served as our Chief Operating Officer since April 2022. Prior to joining us, Mr. Srivatsan served as President and Chief Operating Officer at ColorTokens Inc., a cybersecurity company, from April 2021 to April 2022, as Chief Strategy Officer at Palo Alto Networks, Inc., a cybersecurity company, from January 2019 to March 2021, and held several executive roles at Google Inc., a subsidiary of Alphabet Inc., from March 2012 to December 2018, including Managing Director of Global Business Operations at Google Cloud from October 2015 to December 2018. Prior to that, Mr. Srivatsan was a partner at McKinsey & Company, a management consulting firm, serving chief customer experience officers on operations and technology issues. Mr. Srivatsan holds a B.S. from the Indian Institute of Technology, a M.S. from Boston University, and a Ph.D. from the Massachusetts Institute of Technology.
Keenan Conder has served as our Chief Legal Officer and Corporate Secretary since August 2021. Prior to joining us, from January 2012 to August 2021, Mr. Conder served in several roles at Tableau Software, Inc., a data analytics company until its acquisition by Salesforce.com Inc., including most recently as Executive Vice President, General Counsel and Corporate Secretary. From June 2007 to January 2012, Mr. Conder served as Vice President, General Counsel and Corporate Secretary of Isilon Systems, Inc., a data storage company, which was subsequently acquired by EMC Corporation (now Dell EMC). Mr. Conder previously also served as Senior Vice President, General Counsel of Expedia, Inc. and prior to that as Senior Vice President, General Counsel of Travelocity.com, Inc. Mr. Conder received his J.D. from Wake Forest University and holds a B.A. from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of the philosophy and objectives of our executive compensation program, as well as a description of its material components. In addition, we explain how and why our compensation committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended January 31, 2023, or fiscal 2023. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide additional compensation information for our named executive officers.
Our named executive officers for fiscal 2023 were as follows:

Name	Title
Tomer Weingarten	Co-Founder, Chief Executive Officer, President and Chairman of our Board
David Bernhardt	Chief Financial Officer
Richard Smith, Jr.	Chief Product and Technology Officer
Keenan Conder	Chief Legal Officer and Corporate Secretary
“Vats” Narayanan Srivatsan	Chief Operating Officer
Nicholas Warner(1)	Former President, Security
(1) Mr. Warner who served as our President, Security resigned on November 7, 2022.
How Executive Compensation is Determined
Compensation Philosophy
The overall objective of our compensation program is to support our business objectives by attracting, retaining and engaging the highest caliber employees, including executive officers.
Although we consider a number of factors in our pay decisions, we emphasize the following key principles in determining compensation for our senior leadership team:

Market-Driven Competitive Pay	Pay is benchmarked against peers, with flexibility to adjust compensation elements based on individual job requirements and scope, experience, business needs, qualifications and performance, in order to attract and retain critical talent.
Long-term Orientation	Compensation is most heavily weighted to long-term, stock-based components, driving focus on strategic long-term priorities.
Pay for Performance	We believe in rewarding our executives by utilizing a "pay-for-performance" approach to compensation, the goal of which is to create meaningful links between the level of the executive's compensation and financial and strategic performance.
Alignment with Shareholders	We effectively align named executive officer interests with those of our stockholders by focusing on long-term incentive compensation in the form of equity awards that correlate with the growth of sustainable long-term value for our stockholders. A meaningful portion of our named executive officers’ compensation opportunity is “at-risk” and variable in nature.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

Our Approach	Practices We Avoid
Maintain an independent compensation committee and advisors	Do not use “single-trigger” change in control benefits for our named executive officers
Conduct an annual executive compensation review	Do not offer executive retirement plans
Ensure that the vast majority of our executive pay is in the form of equity and is “at risk”	Prohibit hedging of our equity securities by our employees, our named executive officers, and the members of our Board
Intend to adopt a compensation recoupment and forfeiture policy, or clawback policy in fiscal 2024	Do not provide reimbursements or “gross ups” for excise tax payments
Ensure succession planning through periodic review between the chief executive officer and the nominating and corporate governance committee	Do not provide excessive perquisites for our named executive officers
Subject to feedback from our stockholders, we intend to annually conduct a say-on-pay vote	No discounted stock option awards
In fiscal 2024, introduced performance stock units and an executive bonus program tied to achievement of rigorous performance goals	No pledging without prior consent of our Chief Legal Officer
Compensation Determination Process
Our compensation committee regularly reviews our executive compensation program to assess its alignment with our compensation philosophy and objectives and to establish annual base salary and target bonus levels and equity incentive opportunities of our named executive officers.
In making decisions about the compensation of our named executive officers, the compensation committee takes a well-rounded approach that considers a number of factors, which may include:
•Our executive compensation program objectives.
•Our corporate growth and other elements of financial performance.
•The individual's role and responsibilities, qualifications, knowledge, skills, experience, marketability and potential to take on additional scope and scale as the Company matures.
•Relevant competitive market data and analyses prepared by our compensation consultant (see “Compensation Peer Group and Market Data” below).
•The past and expected future contribution of each individual executive officer in furthering achievement of our financial, operational and strategic objectives, as well as to our purpose, mission and core values.
•The current outlook of the technology executive labor market generally.
•The value and structure of historical compensation awards, including the amount and terms of outstanding unvested equity awards held by each executive officer.
•Internal pay equity, taking into consideration each individual’s impact on our business and performance.
•The recommendations of our CEO with respect to compensation of our other named executive officers.
These factors provide a framework for decision-making regarding compensation opportunities and final compensation determinations for each named executive officers. No single factor is determinative in the compensation committee’s decision-making, or weighted in any predetermined manner.
In setting the form and amount of compensation for named executive officers going forward, the compensation committee also intends to consider the voting results from our say-on-pay vote, which we, subject to feedback from our stockholders, expect to hold annually, as well as any compensation-related feedback received from stockholders throughout the year.

Role of Board, Management and Consultants
Our compensation committee establishes, reviews and approves all elements of named executive officer compensation, working with the independent members of our Board, Aon and management as described below. Our compensation committee considers, but is not required to follow, the recommendations of management in determining the compensation of our executive officers, including our named executive officers. Our CEO is not present during any deliberations or decision-making regarding his own compensation.

Compensation Committee
a.Sets incentive program targets and approves payouts
b.Evaluates performance of our CEO and other executive officers
c.Reviews and approves our CEO's and other executive officers' base salaries
d.Reviews and approves all other elements of pay for executive officers
e. Assesses independence of compensation consultant

Management
a.Our CEO and our Chief People Officer recommends compensation program design
b.Our CEO assisted by our Chief People Officer recommend compensation for other executive officers (in each case, excluding recommendations relating to such officer's own compensation)
c.Our Chief Financial Officer provides financial information to inform our compensation committee’s decision-making on incentive goals and payouts
d. Implements compensation decisions of our compensation committee and our Board

Independent Compensation Consultant
a.Presents peer group pay practices and benchmarks for executive officer compensation to our compensation committee and management
b.Reviews and provides recommendations to our compensation committee regarding management’s program design and pay proposals
c.Meets with compensation committee in executive session
d.Conducts annual independent evaluation of our incentive programs to assess risk
e.Provides additional consultation to the compensation committee or members thereof as needed regarding our compensation practices and individual executive compensation matters

Independent Compensation Consultant
Our compensation committee engaged Aon to serve as its independent compensation consultant during fiscal 2023. Aon took direction from our compensation committee, as appropriate, reported directly to our compensation committee and did not provide any other services to us other than broad-based compensation surveys. Our compensation committee assessed the independence of Aon pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent Aon from independently advising our compensation committee. In making this assessment, our compensation committee considered each of the factors set forth by the SEC and NYSE with respect to the compensation consultant’s independence, including that the consultant provided no services for us other than pursuant to its engagement by our compensation committee. Our compensation committee also determined there were no other factors it should consider in connection with the assessment or that were otherwise relevant to our compensation committee’s engagement of Aon.
Compensation Peer Group and Market Data
When considering executive compensation decisions, the compensation committee believes it is important to be informed as to current compensation practices of comparable publicly held companies, especially to understand the demand and competitiveness for attracting and retaining an individual with each named executive officer’s specific expertise and experience. Accordingly, when setting compensation for our executive officers, we compare role-specific responsibilities and duties with our internal management structure and external market data to determine each executive officers' compensation. Compensation is annually benchmarked against our peer group to ensure we remain competitive. Individual target compensation is generally benchmarked by role against the compensation for comparable roles in our peer companies as a starting point, but can and does vary based on several factors including business needs, job requirements, unique market situations, internal equity, and the executive officer’s experience, qualifications and performance.

The following criteria were used in selecting our peer group:
•Technology companies with an emphasis on software-as-a-service (SaaS) in the cybersecurity, big data, artificial intelligence, and cloud markets;
•High-growth;
•Similar stage of business lifecycle, including having completed IPO around 2021; and
•Comparable annual sales and market capitalizations.
On an annual basis, the compensation committee, working in collaboration with Aon, reviews the composition of the peer group and determines whether any adjustments should be considered. In fiscal 2023, our peer group consisted of the 23 companies listed below.

Fiscal Year 2023 Peer Group
Anaplan	Elastic	Palo Alto Networks
Appian	Everbridge	Rapid7
CloudFlare	Fastly	Smartsheet
Coupa Software	Five9	Splunk
CrowdStrike	MongoDB	Workiva
Datadog	nCino	Zendesk
Duck Creek	Okta	Zscaler
Dynatrace	Palantir Technologies
Components of Executive Compensation
Our executive compensation program features both fixed and variable elements, and incorporates short- and long-term incentives. Our compensation committee reviews and approves adjustments, if any, to (a) annual and long-term incentive programs in December and (b) all named executive officer base salaries in January; any base salary adjustments generally take effect in February. Elements of compensation may also be reviewed and adjusted at other times during the year in connection with promotions or other changes in roles or responsibilities.
Base Salary
Base salaries provide a fixed level of cash compensation for each executive based on competitive market data and individual factors such as skills, competencies, contributions, experience, performance and the assumption of new responsibilities or promotions. There are no specific weightings assigned to these individual factors.
Generally, we establish the initial base salaries of our executive officers, including our named executive officers, through arm’s-length negotiation at the time of hire, taking into account the individual’s position, qualifications, experience, competitive market data, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our named executive officers each year as part of its annual compensation review, with input from our CEO (except with respect to their own base salary) and Aon, and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a named executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, target total direct compensation opportunity, and market conditions.
In January 2022, the compensation committee reviewed the annual base salaries for fiscal 2023 of our executive officers, including our named executive officers, after considering a competitive market analysis prepared by Aon and the recommendations of our CEO (except with respect to his own base salary), as well as other factors, including those listed above.

The following table sets forth fiscal 2022 and fiscal 2023 base salaries for each of our named executive officers. Several adjustments were made to better align base salaries to be competitive amongst the peer group.

Name	Fiscal Year 2022 Base Salary	Fiscal Year 2023 Base Salary(3)	Percentage Adjustment
Tomer Weingarten	$496,000	$600,000	21.0%
David Bernhardt	$389,700	$425,000	9.1%
Richard Smith, Jr.	$450,000	$450,000	0.0%
Keenan Conder	$410,000	$425,000	3.7%
“Vats” Narayanan Srivatsan(1)	N/A	$450,000	N/A
Nicholas Warner(2)	$400,000	$450,000	12.5%
(1) Joined on April 4, 2022.
(2) Resigned on November 7, 2022.
(3) These base salary increases were effective February 1, 2022.
Annual Bonus
Each of our executive officers is eligible to receive a bonus based on individual and company performance. For fiscal 2023, performance was determined by our compensation committee on a discretionary basis. Performance is assessed by our compensation committee bi-annually and paid out bi-annually. Our compensation committee established the following annual bonus opportunities for fiscal 2023 for the named executive officers in January 2022.

Name	Fiscal Year 2022 Target Annual Bonus Opportunity	Fiscal Year 2023 Target Annual Bonus Opportunity
Tomer Weingarten	100%	100%
David Bernhardt	50%	60%
Richard Smith, Jr.	50%	60%
Keenan Conder	50%	60%
“Vats” Narayanan Srivatsan(1)	N/A	100%
Nicholas Warner(2)	100%	100%
(1) Joined on April 4, 2022.
(2) Resigned on November 7, 2022.
Potential annual cash bonus awards for our named executive officers under our bonus plan can range from zero to 150% of their respective target annual bonus opportunity.
Bonus Payouts
First Half Bonus Payout
In August 2022, our compensation committee approved the following bonus payouts based on both individual and financial performance to each named executive officer for the first half of fiscal 2023:

Name	First Half Target Bonus Opportunity	First Half Bonus Payout
Tomer Weingarten	$300,000	$330,000
David Bernhardt	$127,500	$140,250
Richard Smith, Jr.	$135,000	$148,500
Keenan Conder	$127,500	$140,250
“Vats” Narayanan Srivatsan(1)	$147,928	$147,928
Nicholas Warner	$225,000	$247,500
(1) Joined on April 4, 2022.

Second Half Bonus Payout
In January 2023, our compensation committee approved the following bonus payouts based on both individual and financial performance to each named executive officer for the second half of fiscal 2023:

Name	Second Half Target Bonus Opportunity	Second Half Bonus Payout
Tomer Weingarten	$300,000	$330,000
David Bernhardt	$127,500	$140,250
Richard Smith, Jr.	$135,000	$148,500
Keenan Conder	$127,500	$140,250
“Vats” Narayanan Srivatsan	$225,000	$247,500
Nicholas Warner(1)	$225,000	$—
(1) Resigned on November 7, 2022; bonus opportunity was forfeited upon resignation.
Long-Term Incentive Program
A significant portion of executive pay is delivered as long-term incentives (equity awards), which are designed to align executive officers’ interests with stockholder interests, promote retention through the reward of long-term company performance, and encourage ownership in the Company.
We have historically used equity awards in the form of stock options and restricted stock units (RSUs). Equity awards are designed to encourage high performance by and long-term tenure for executive officers, thereby strongly aligning executive officers’ interests with the interests of our stockholders. The long-term incentive program is designed to drive long-term shareholder value, as well as retain key talent over a sustained time period. During fiscal year 2023, our long-term incentive awards consisted of RSUs. Our long-term incentive awards generally require four years of continuous service in order to completely vest (subject to the terms of each executive officers' arrangements described in the section titled “Potential Payments upon Termination or Change of Control”).
The compensation committee determines the size of equity grants according to each executive officer’s position. To do so, the compensation committee generally references the market data of our peer group companies as provided by Aon. The compensation committee also takes into consideration each executive officer’s recent performance history, the executive officer’s potential for future responsibility, and criticality of the executive officer’s work to the long-term success of the Company. The compensation committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing stockholder value.
The compensation committees typically grants long-term incentive awards to executive officers each February. The number of time-based restricted stock units granted is determined by a 30 calendar day average prior to the grant date. Executive officers who join us after the February grant date are generally eligible for their first long-term incentive awards the month following the employment date.
Our named executive officers received RSUs in fiscal 2023 as follows:

Name	Fiscal Year 2023 LTI Award	Number of Shares
Tomer Weingarten	$12,000,000	319,294
David Bernhardt	$4,000,000	106,431
Richard Smith, Jr.	$3,700,000	98,449
Keenan Conder	$2,000,000	53,215
“Vats” Narayanan Srivatsan(1)	$15,000,000	400,229
Nicholas Warner(2)	$7,500,000	199,558
(1) Joined on April 4, 2022. Mr. Srivatsan's award reflected in the table above was his new hire award granted upon his joining SentinelOne.
(2) Resigned on November 7, 2022.

Fiscal 2024 Changes to Our Program
In early fiscal 2024, our compensation committee approved a number of compensation program enhancements including: bonus funding based on financial and strategic metrics and performance-based equity awards for our executive officers based on financial metrics. The changes to the compensation program were designed to further align pay and performance as well as drive even closer alignment between long and short-term performance and compensation for our executive officers.
Other Design Elements
Perquisites, Retirement Benefits, and Other Executive Benefits
Perquisites and Other Personal Benefits. Other than as noted below with respect to Mr. Weingarten’s security program, we do not regularly provide significant perquisites or other personal benefits to our named executive officers that are different from those generally made available to our employees. However, we may elect to provide such benefits in the future in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, or for recruitment and retention purposes. During fiscal 2023, none of our named executive officers received perquisites or other personal benefits except as described below pursuant to Mr. Weingarten’s security program.
Security Program. In fiscal 2023, we approved a security program, pursuant to which we expect to incur certain costs related to Mr. Weingarten’s personal security, including the provision of security personnel, his use of Company-chartered private aircraft and ground transportation, and the installation and necessary maintenance of security measures in and around Mr. Weingarten’s residences. We view the security program for Mr. Weingarten as an integral part of our risk management program and as a necessary and appropriate business expense. However, because certain of the security protocols may be viewed as conveying a personal benefit under applicable SEC disclosure rules, we have reported the aggregate incremental costs of such measures in the “All Other Compensation” column of the Summary Compensation Table in the section titled “Executive Compensation Table—2023 Summary Compensation Table.”
Health and Welfare Benefits. We provide health, dental, vision, life, and disability insurance benefits to our named executive officers, on the same terms and conditions as provided to all other eligible U.S. employees.
We also sponsor a broad-based 401(k) plan intended to provide eligible U.S. employees with an opportunity to defer eligible compensation up to certain annual limits. In early fiscal 2023 we also introduced 3% matching for eligible U.S. employees, up to a total of $2,500. As a tax-qualified retirement plan, contributions (if any) made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan. Our named executive officers are eligible to participate in our employee benefit plans, including our 401(k) plan, on the same basis as our other employees.
Employee Stock Purchase Plan. We also offer eligible employees the opportunity to purchase shares of our Class A common stock at a discount under our 2021 Employee Stock Purchase Plan (“ESPP”). Pursuant to the ESPP, all eligible employees may allocate up to 15% of their eligible compensation to purchase shares of our Class A common stock, subject to specified limits. The ESPP generally provides for six-month offering periods beginning January 6 and July 6 of each year, with each offering period consisting of single six-month purchase periods, except for the initial offering period which began on July 1, 2021, and will end on July 5, 2023 and the second offering period began on January 6, 2022. On each purchase date, eligible employees will purchase the shares at a price per share equal to 85% of the lesser of (1) the fair market value of our Class A common stock as of the beginning of the offering period or (2) the fair market value of our Class A common stock on the purchase date, as defined in the ESPP except for the initial offering period that has a 24-months look back to the IPO price of $35.00.
Employment Offer Letters and Severance and Change in Control Benefits
We have entered into executive offer letters with each of our named executive officers that set forth the terms of their employment, including initial base salaries and eligibility to earn a discretionary bonus, as well as standard confidential information and invention assignment agreements. Each of our named executive officers is employed “at will.” These arrangements are further described under the section below titled “—Executive Offer Letters.”

In addition, we entered into a separation and release agreement and a consulting services agreement with Nicholas Warner providing for certain benefits in connection with his transition into an advisory role and separation from employment with the Company, including severance payments, COBRA coverage, and continued vesting of equity awards during the consulting period. These arrangements are further described under the section below titled “—Executive Separation Agreement and Consulting Services Agreement.”
Our named executive officers are entitled to certain severance and change in control benefits under the terms of severance and change in control agreements. Effective as of March 24, 2021, upon a qualifying termination outside of the change in control period, certain of our named executive officers were entitled to received six to 12 months of base salary, COBRA payments for the same number of months, and, solely as to our CEO in the event of a termination without “cause,” vesting accelerating of his outstanding equity awards (excluding any performance-based equity awards) as if he had completed an additional six months of continuing service. Effective as of March 24, 2021, upon a qualifying termination during the period beginning three months prior to and ending 12 months following a change in control, certain of our named executive officers were entitled to receive 12 to 18 months of base salary, COBRA payments for the same number of months, and full acceleration of then-outstanding but unvested equity awards, except that awards subject to performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement. Note, however, that any equity awards granted prior to March 24, 2021 remain subject to their original vesting acceleration provisions. These arrangements are further described under the section below titled “—Potential Payments Upon Termination or Change in Control.”
Other Compensation Policies
Hedging, Derivative Securities Transactions, Short Selling, and Pledging
Under our Insider Trading Policy in effect in fiscal 2023, our employees (including our executive officers) and the non-employee members of our Board are prohibited from engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts, and may not contribute our securities to exchange funds in a manner that could be interpreted as having the effect of hedging in our securities. Further, our employees (including our executive officers) and the non-employee members of our Board are prohibited from engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market and from engaging in short sales of our securities, including short sales “against the box.”
Also, under our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our Board are prohibited from using or pledging our securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the designated compliance administrator pursuant to the Insider Trading Policy.
Exchange Act Rule 10b5-1 Plans
Certain of our executive officers and non-employee directors have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the executive officer or non-employee director when entering into the plan, without further direction from them. The executive officer or non-employee director may amend or terminate the plan in specified circumstances.
Clawback Policy
We intend to adopt a general compensation recovery, or “clawback,” policy covering our long-term and any future short-term incentive compensation plans and arrangements once the SEC approves the NYSE proposed listing standard that complies with Exchange Act Rule 10D-1 pursuant to the timeline required under applicable law.
Tax and Accounting Considerations
The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation
Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid to certain current and former executive officers who are “covered employees.” The Tax Cuts and Jobs Act of 2017, which we refer to as the TCJA, repealed exceptions to the deductibility limit that were previously available for “performance-based compensation,” including equity awards, effective for taxable years after December 31, 2017, subject to certain grandfathering rules.
While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) beyond the control of the compensation committee, no assurances can be given that any compensation paid by us will qualify for the transition relief or be deductible under Section 162(m) even if so intended.
Accounting for Stock-Based Compensation
The compensation committee considers accounting implications when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Compensation Risk Oversight
Our compensation committee is responsible for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving the compensation of our named executive officers. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.
Compensation Committee Report
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Mark S. Peek (Chair)
Daniel Scheinman
Teddie Wardi

Executive Compensation Tables
2023 Summary Compensation Table
The following table provides information concerning the total compensation of our named executive officers for services rendered to us in all capacities during the fiscal years ended January 31, 2021, January 31, 2022 and January 31, 2023, as applicable. Our named executive officers are entitled to the same health and welfare benefits that are generally applicable to our other employees.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Tomer Weingarten Co-Founder, President, CEO and Chairman of our Board	2023	600,000	660,000	12,027,805	—	234,557(4)	13,522,362
	2022	472,000	541,759	—	94,381,775	—	95,395,534
	2021	316,667	200,000	—	3,117,263	—	3,633,930
David Bernhardt, Chief Financial Officer	2023	425,000	280,500	4,009,256	—	3,564(5)	4,718,320
	2022	367,995	210,697	—	1,375,895	—	1,954,587
	2021	115,952	61,817	—	4,527,338	—	4,705,107
Keenan Conder Chief Legal Officer and Corporate Secretary	2023	424,375	280,500	2,004,609	—	3,563(5)	2,713,047
	2022	177,951	98,043	7,441,123	—	—	7,717,117
Richard Smith, Jr, Chief Product & Technology Officer	2023	450,000	297,000	3,708,574	—	2,500(5)	4,459,199
	2022	417,692	258,833	—	10,255,000	—	10,931,525
“Vats” Narayanan Srivatsan Chief Operating Officer(6)	2023	373,295	395,428	14,188,118	—	3,625(5)	14,959,341
Nicholas Warner Former President, Security(7)	2023	346,023	247,500	8,719,176	7,337,783	230,301(8)	16,880,783
	2022	389,398	445,083	—	3,662,500	—	4,496,981
	2021	350,000	385,000	—	1,934,185	—	2,669,185
(1) For each of the named executive officers, the amounts represent discretionary bonuses earned in fiscal 2023 and fiscal 2022 pursuant to each named executive officer’s respective offer letters. In addition, for Mr. Smith in fiscal 2022, the amount includes a one-time $37,500 sign-on bonus payable under the terms of Mr. Smith’s offer letter dated February 2021.
(2) The amounts reported in these columns represent the grant date fair value of the RSUs and stock options granted to our named executive officers during fiscal 2023 and fiscal 2022 as computed in accordance with ASC 718. For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 9 of “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and Note 11 of “Notes to Consolidated Financial Statements” included in Annual Report on Form 10-K for the year ended January 31, 2022. Note that the amounts reported in these columns reflect the accounting cost for these RSUs and stock options and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and stock options. The amounts reported in these columns for Mr. Warner also include the incremental accounting cost for modified awards that will continue vesting after his resignation and transition to a non-employee consultant.
(3) 1,304,605 shares underlying Option Awards granted to Mr. Weingarten in fiscal 2022 are performance stock option awards, as more fully described in the section titled “Compensation Discussion and Analysis—Fiscal 2022 Performance Award,” that remain within their performance period, which ends in March 2031. As of January 31, 2023, the performance criteria were not met. 100,000 shares underlying Option Awards granted to Mr. Bernhardt in fiscal year 2022 are performance stock option awards, as more fully described in the section titled “Compensation Discussion and Analysis—Fiscal 2022 Performance Award," that remain within their performance period, which ends in March 2031. As of January 31, 2023, the performance criteria were not met.
(4) The amount consists of incremental expenses related to (i) the cost of accommodations for Mr. Weingarten’s spouse to attend the Company’s annual President’s Club retreat, during which all attendees are encouraged to bring their spouses, of $1,329, and (ii) the cost of provision of personal security services of $233,228. On occasion, guests of Mr. Weingarten also accompanied him on business travel, for which there was de minimis incremental cost to the Company. For more information regarding Mr. Weingarten’s overall security program, see the section titled “Compensation Discussion and Analysis—Perquisites and Other Personal Benefits.”
(5) The amount consists of company-paid 401(k) plan contributions.
(6) Mr. Srivatsan joined the Company on April 4, 2022.
(7) Mr. Warner resigned on November 7, 2022.
(8) The amount consists of severance paid in a lump sum of $225,000 and health insurance premiums of $5,301.

Fiscal 2022 Performance Award
In March 2021, our Board, with participation by every independent member of our Board, granted performance stock option awards to Mr. Weingarten and Mr. Bernhardt (collectively, the “Performance Awards”). The Performance Awards are comprised of a 10-year term option to purchase 1,304,605 shares of our Class B common stock (in the case of Mr. Weingarten) and 100,000 shares of our Class B common stock (in the case of Mr. Bernhardt). The Performance Awards have an exercise price of $9.74 per share, which our Board determined was equal to the fair market value of our common stock on the date of the grants.
The Performance Awards vests 100% upon the earlier of (a) our achieving a market capitalization (as reported in the Wall Street Journal) of not less than $20 billion over not less than 90 consecutive trading days, or (b) a “change of control” as defined in the 2013 Plan, in which our equity holders receive proceeds of no less than $20 billion at closing (collectively, the “Milestone Events”), in each case, subject to the recipient remaining continuously employed as our Chief Executive Officer or Chief Financial Officer, as applicable, at all times from the date of grant through the applicable Milestone Event.
For the avoidance of doubt, in the event of a “change of control” in which equity holders receive proceeds of less than $20 billion at closing or if we achieve a market capitalization of less than $20 billion, the Performance Awards shall remain outstanding and eligible to vest.
2023 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made for fiscal 2023, for each of our named executive officers under any compensation plan. This information supplements the information about these awards set forth in the 2023 Summary Compensation Table.

Name	Type of Award	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Share Awards ($)(1)	Plan
Tomer Weingarten	RSU	3/17/2022(2)	319,294	12,027,805	2021
David Bernhardt	RSU	3/17/2022(2)	106,431	4,009,023	2021
Keenan Conder	RSU	3/17/2022(2)	53,215	2,004,609	2021
Richard Smith, Jr.	RSU	3/17/2022(2)	98,449	3,708,574	2021
“Vats” Narayanan Srivatsan	RSU	4/6/2022(3)	400,229	14,188,118	2021
Nicholas Warner	RSU	3/17/2022(4)	199,558	7,517,350	2021
(1) The amounts reported in this column represent the grant date fair value of the RSUs granted to our named executive officers during fiscal 2023 as computed in accordance with ASC 718. Note that the amounts reported in these columns reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs.
(2) The RSUs vest over a four-year period, with 1/16th of the RSUs vesting quarterly, in each case provided the NEO remains employed with the Company though each vesting date.
(3) RSU granted to Mr. Srivatsan under the 2021 Plan during fiscal 2023. The RSUs service-vest over a four-year period, with 25% of the RSUs vesting on April 5, 2023 and 1/16th of the RSUs vesting quarterly thereafter, in each case provided that Mr. Srivatsan remains employed with us through each vesting date.
(4) The RSUs over a four-year period, with 1/16th of the RSUs vesting quarterly, until November 7, 2023, provided that Mr. Warner remains a non-employee consultant with us through each vesting date.
Outstanding Equity Awards at Fiscal Year-End Table
The following table presents information concerning all outstanding equity awards held by each of our named executive officers as of January 31, 2023.

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested(2) ($)

Tomer Weingarten	3/8/2019	351,447	17,188(3)	—	2.27	3/7/2029	—	—
	3/27/2020	1,146,351	750,000(4)	—	2.27	3/26/2030	—	—
	3/24/2021	1,912,968	3,304,218(5)	—	9.74	3/23/2031	—	—
	3/24/2021(6)	—	—	1,304,605	9.74	3/23/2031	—	—
	3/17/2022	—	—	—	—	—	259,427(9)	3,914,753
David Bernhardt	10/1/2020	1,100,321	854,999	—	3.02	9/30/2030	—	—
	3/24/2021(6)	—	—	100,000	9.74	3/23/2031	—	—
	3/17/2022	—	—	—	—	—	86,476(9)	1,304,923
Richard Smith, Jr.	3/24/2021	335,416	364,584(7)	—	9.74	3/23/2031
	3/17/2022	—	—	—	—	—	79,990(9)	1,207,049
Keenan Conder	9/9/2021	—	—	—	—	—	77,465(8)	1,168,947
	3/17/2022	—	—	—	—	—	43,238(9)	652,461
“Vats” Narayanan Srivatsan	4/6/2022	—	—	—	—	—	400,229(10)	6,039,456
Nicholas Warner	8/1/2017	642,048	—	—	0.65	7/31/2027	—	—
	5/31/2018	464,400	—	—	0.65	5/30/2028	—	—
	3/8/2019	283,622	7,813	—	1.20	3/7/2029	—	—
	7/22/2020	625,000	375,000	—	2.27	7/21/2030	—	—
	3/24/2021	91,666	158,334	—	9.74	3/23/2031	—	—
	3/17/2022	—	—	—	—	—	162,141(11)	2,446,708
(1) Each stock option was granted pursuant to our 2013 Equity Incentive Plan (“2013 Plan”), except otherwise noted below. Each RSU was awarded pursuant to our 2021 Plan.
(2) The market value of the awards were calculated by multiplying the number of shares underlying the awards by $15.09, which was the closing price of a share of our Class A common stock as of January 31, 2023.
(3) This stock option vests monthly over 48-months in equal installments starting on February 1, 2019, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(4) This stock option vests monthly over 48-months in equal installments starting on January 22, 2020, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(5) This stock option vests monthly over 60-months in equal installments starting April 23, 2021, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(6) Includes Performance Awards that are subject to performance-based vesting conditions and are scheduled to vest on the achievement of various corporate milestones, subject to the officer’s continued service with us through the satisfaction of such performance conditions. For additional information see the section titled “Executive Compensation — Fiscal 2022 Performance Award.”
(7) 25% of the shares subject to this stock option vested February 24, 2022. The remainder of the shares subject to the option vests in equal monthly installments over 26 months thereafter, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(8) 1/16th of the RSUs subject to the award vested on December 5, 2021 and an additional 1/16th of the RSUs shall vest quarterly thereafter, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(9) 1/16th of the RSUs subject to the award vested on May 5, 2023 and an additional 1/16th of the RSUs shall vest quarterly thereafter, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(10) The RSUs service-vest over a four-year period, with 25% of the RSUs vesting on April 5, 2023 and 1/16th of the RSUs vesting quarterly thereafter, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”

(11) The RSUs service-vest over a four-year period, with 1/16th of the RSUs vesting quarterly through November 7, 2023, provided that Mr. Warner remains a non-employee consultant with the Company through each vesting date. In other words, as of January 31, 2023, Mr. Warner had 49,889 RSUs (out of the remaining 162,141 outstanding) that may vest in equal installments on the 5th of each of February, May, August, and November of 2023, so long as Mr. Warner remains a non-employee consultant with the Company through such vesting dates.
2023 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options during fiscal 2023 and the aggregate value realized upon the exercise of stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Tomer Weingarten	1,233,250	18,421,331	59,867	1,462,546
David Bernhardt	38,886	1,219,539	19,955	487,496
Keenan Conder	—	—	38,146	949,297
Richard Smith, Jr.	—	—	18,459	450,953
“Vats” Narayanan Srivatsan	—	—	—	—
Nicholas Warner	214,670	7,610,609	37,417	914,091
(1) These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.
(2) The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class A common stock (which for any stock option with respect to Class B common stock is assumed to be equal to our Class A common stock as described in footnote (1) above) on the date of exercise and the aggregate exercise price of the stock option.
(3) The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.

Executive Offer Letters
We have entered into offer letters with each of our named executive officers setting forth the terms and conditions of employment for each of our named executive officers.
Tomer Weingarten
In May 2021, we entered into a confirmatory offer letter with Mr. Weingarten. The letter agreement does not have a specific term and provides that Mr. Weingarten is an at-will employee. Mr. Weingarten is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. As of January 31, 2023, Mr. Weingarten’s annual base salary is $600,000 and his target annual bonus is $600,000.
David Bernhardt
In May 2021, we entered into a confirmatory offer letter with Mr. Bernhardt. The letter agreement does not have a specific term and provides that Mr. Bernhardt is an at-will employee. Mr. Bernhardt is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. As of January 31, 2023, Mr. Bernhardt’s annual base salary is $425,000 and his target annual bonus is $255,000.
Richard Smith, Jr.
In May 2021, we entered into a confirmatory offer letter with Mr. Smith. The letter agreement does not have a specific term and provides that Mr. Smith is an at-will employee. Mr. Smith is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. As of January 31, 2023, Mr. Smith’s annual base salary is $450,000 and his target annual bonus is $270,000.
Keenan Conder
In June 2021, we entered into a confirmatory offer letter with Mr. Conder, effective August 2021, when Mr. Conder commenced his employment with us. The letter agreement does not have a specific term and provides that

Mr. Conder is an at-will employee. Mr. Conder is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. As of January 31, 2023, Mr. Conder’s annual base salary is $425,000 and his target annual bonus is $255,000.
“Vats” Narayanan Srivatsan
In February 2022, we entered into a confirmatory offer letter with Mr. Srivatsan, effective April 2022 when Mr. Srivatsan commenced his employment with us. The letter agreement does not have a specific term and provides that Mr. Srivatsan is an at-will employee. Mr. Srivatsan is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. As of January 31, 2023, Mr. Srivatsan’s annual base salary is $450,000 and his target annual bonus is $450,000.
Executive Separation Agreement and Consulting Services Agreement
In September 2022, in connection with Mr. Warner’s transition to an advisory role with us, we entered into a consulting services agreement with Mr. Warner to provide certain advisory services to us through November 2023. Mr. Warner did not receive payments in connection with such service other than continued vesting of his equity awards during the term of his consulting arrangements with us, which was substantially consistent with the terms of his severance agreement described below. In connection with this transition, we entered into a separation and release agreement with Mr. Warner, relating to Mr. Warner’s separation of employment with us. The letter agreement provides that, in exchange for Mr. Warner’s execution and non-revocation of a release of claims and agreement to certain restrictive covenants, Mr. Warner would receive: (i) a lump sum cash payment in an amount equal to 6 months of his base salary, (ii) COBRA continuation coverage for a period of 6 months following his cessation of employment, and (iii) continued vesting of his equity awards during the term of his consulting arrangements with us (as the sole consideration for his consulting arrangement with us). Mr. Warner’s separation agreement also provided that he will not be subject to any contractual restrictions on his ability to trade shares of our common stock.
Potential Payments upon Termination or Change of Control
We adopted arrangements for our executive officers, including our named executive officers, that provide for payments and benefits on termination of employment or upon a termination in connection with a change of control.
Under these arrangements, in the event that any of our executive officers, including our named executive officers, are terminated without “cause” or resigns for “good reason” within three months before or twelve months following a “change of control” of the Company, he or she will be entitled to: (i) an amount equal to twelve months (eighteen months for Mr. Weingarten) of his or her base salary at the rate in effect immediately prior to such termination plus his or her then-current annual target bonus opportunity, payable in a cash lump-sum and (ii) to the extent the executive officer timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the employer portion of the participant’s premium payments for such continued coverage for a period ending on the earlier of (x) twelve months following the termination date (eighteen months for Mr. Weingarten) and (y) the date that the executive officer becomes eligible for coverage under another employer’s plans. In addition, each of our executive officer’s outstanding equity awards, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria, will become vested and exercisable, as applicable, with respect to 100% of the underlying shares. All such severance payments and benefits will be subject to each named executive officer’s execution of a general release of claims against us.
Additionally, in the event that our executive officers, including our named executive officers, are terminated without “cause” or resign for “good reason” outside of the period of three months before or twelve months after a “change of control,” he or she will be entitled to (i) an amount equal to six months (twelve months for Mr. Weingarten) of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum and (ii) to the extent the named executive officer timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the employer portion of the participant’s premium payments for such continued coverage for a period ending on the earlier of (x) six months following the termination date (twelve months for Mr. Weingarten) and (y) the date that the executive officer becomes eligible for coverage under another employer’s plans. Finally, in the event that Mr. Weingarten is terminated without “cause”, the vesting of each of his outstanding equity awards, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria, shall accelerate as if he had completed an additional six months of continuous service. All such severance payments and benefits will be subject to each executive officer’s execution of a general release of claims against us.
Outstanding equity awards granted to executive officers, including named executive officers, on or after March 24, 2021, are and will be governed by the rules described above, whereas outstanding equity awards granted to our executive officers, including, named executive officers, prior to March 24, 2021, will remain subject to their original specific acceleration terms. For the avoidance of doubt, the stock option awards, granted to Messrs. Weingarten and Smith on March 24, 2021 will be governed by the rules described in the preceding paragraphs.
Outstanding equity awards granted prior to March 24, 2021 to our executive officers, including our named executive officers, will therefore become vested and exercisable, as applicable, with respect to 50% of the underlying shares in the event that (i) they are terminated without “cause” or resign for “good reason” or (ii) in the event of a “change of control” of the Company, and with respect to 100% of the underlying shares in the event that they are terminated without “cause” or resigns for “good reason” within three months before or twelve months following a “change of control” of the Company.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our eligible named executive officers in accordance with the arrangements described above in effect on January 31, 2023. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on January 31, 2023, and the price per share of our Class A common stock is the closing price on the New York Stock Exchange as of January 31, 2023 ($15.09). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Named Executive Officer	Termination of Employment No Change-of-Control				Termination of Employment Change-of-Control
	Severance Payment ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($)	Total ($)
Tomer Weingarten	600,000	29,810	8,421,314	9,051,124	1,500,000	44,715	31,427,670	32,972,385
David Bernhardt	212,500	11,784	—	224,284	680,000	23,568	11,624,761	12,328,329
Richard Smith Jr.	225,000	16,381	—	241,381	720,000	32,762	3,157,574	3,910,336
Keenan Conder	212,500	16,381	—	228,881	680,000	32,762	1,821,408	2,534,170
“Vats” Narayanan Srivatsan	225,000	16,381	—	241,381	900,000	32,762	6,039,456	6,972,218
Nicholas Warner (resigned on November 7, 2022)	225,000	16,118	—	241,118	N/A	N/A	N/A	N/A
Policy on Hedging and Pledging of Our Securities
We have an insider trading policy, which, among other things, prohibits our directors, officers, employees and consultants from engaging in derivative securities transactions, including hedging, with respect to our securities. In addition, no such person may pledge our securities as collateral in a margin account or as collateral for a loan without prior consent of our Chief Legal Officer.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer, who is our CEO, and our other named executive officers (“Non-CEO NEOs”) and our performance for the fiscal years listed below. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The SEC adopted these disclosure requirements in August 2022 after we made compensation decisions for fiscal 2022 and fiscal 2023. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to the section titled “Compensation Discussion and Analysis.” The information contained in this “Pay Versus Performance” section will not be incorporated into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference therein. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers; these amounts reflect the 2023 Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for CEO(1)(2) ($)	Compensation Actually Paid to CEO(3) ($)	Average Summary Compensation Table Total for non-CEO NEOs(4) ($)	Average Summary Actually Paid to non-CEO NEOs(5) ($)	Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)	Net Loss ($ millions)(8)	Stock Price(9) ($)
2023	13,522,362	(183,133,426)	8,746,750	(11,381,739)	35.51	92.83	(378.7)	15.09
2022	95,395,534	352,126,254	9,324,321	17,064,767	105.29	110.11	(271.1)	44.75
(1) Mr. Weingarten our CEO, has served as our principal executive officer for the entirety of fiscal 2022 and 2023. Our non-CEO NEOs for fiscal 2023 were Messrs. Bernhardt, Conder, Smith, Srivatsan, and Warner; and for fiscal 2022, Messrs. Smith and Conder.
(2) Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for our CEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our non-CEO NEOs.
(3) Amounts for each fiscal year do not reflect the actual amount of compensation earned by or paid to Mr. Weingarten during the applicable year. Instead, the amounts reported in this column for each fiscal year were calculated by making the following adjustments to amounts reported for Mr. Weingarten in the “Summary Compensation Table” in the “Total” column, in accordance with Item 402(v) of Regulation S-K:
a.Fiscal 2023
i.We deducted $12.0 million reported in the Summary Compensation Table, reflecting the grant date fair value of awards.
ii.We added $4.3 million reflecting the fair value of awards granted in the fiscal year that were outstanding and unvested as of the end of the fiscal year.
iii.We deducted $151.4 million representing the change in fair value of any awards granted in prior years that were outstanding and unvested as of the end of the fiscal year.
iv.We deducted $1.2 million representing the change in fair value of awards that were granted and vested in the same fiscal year.
v.We deducted $36.3 million representing the change in fair value for awards granted in prior years that vested in the fiscal year.
b.Fiscal 2022
i.We deducted $94.4 million reported in the Summary Compensation Table, reflecting the grant date fair value of awards.
ii.We added $229.6 million reflecting the fair value of awards granted in the fiscal year that were outstanding and unvested as of the end of the fiscal year.
iii.We added $72.4 million representing the change in fair value of any awards granted in prior years that were outstanding and unvested as of the end of the fiscal year.
iv.We added $20.1 million representing the change in fair value of awards that were granted and vested in the same fiscal year.
v.We added $28.9 million representing the change in fair value for awards granted in prior years that vested in the fiscal year.
No awards failed to meet vesting conditions during either fiscal 2022 or 2023, no dividends or earnings were paid during such fiscal years, and there were no changes in pension values during such fiscal years (as we do not sponsor any pensions).
(4) Represents, for each applicable year, the average of the amounts reported in the “Summary Compensation Table” in the “Total” column for the Non-CEO NEOs as a group. The Non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: for fiscal 2023, Messrs. Bernhardt, Conder, Smith, Srivatsan, and Warner; and for fiscal 2022, Messrs. Smith and Conder. Mr. Warner received a lump sum severance payment of $225,000 in fiscal 2023 in connection with his resignation on November 7, 2022,
(5) Amounts for each fiscal year do not reflect the actual average of reported amounts of compensation earned by or paid to the Non-CEO NEOs during the applicable year. In accordance with Item 402(v) of Regulation S-K, the amounts reported in this column for each fiscal year were calculated by making the following adjustments to average total compensation for the Non-CEO NEOs, using the same methodology described above in footnote 2:

a.Fiscal 2023
i.We deducted $7.9 million reported in the Summary Compensation Table, reflecting the grant date fair value of awards.
ii.We added $3.4 million reflecting the fair value of awards granted in the fiscal year that were outstanding and unvested as of the end of the fiscal year.
iii.We deducted $11.1 million representing the change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year.
iv.We deducted $0.3 million representing the change in fair value of awards that were granted and vested in the same year.
v.We deducted $4.1 million representing the change in fair value for awards granted in prior years that vested in the fiscal year.
b.Fiscal 2022
i.We deducted $8.9 million reported in the Summary Compensation Table, reflecting the grant date fair value of awards.
ii.We added $16.6 million reflecting the fair value of awards granted in the fiscal year that were outstanding and unvested as of the end of the fiscal year.
iii.We added $0.1 million representing the change in fair value of awards that were granted and vested in the same year.
iv.There were no awards granted in prior years for our non-CEO NEOs.
No dividends or earnings were paid during such fiscal years, and there were no changes in pension values during such fiscal years (as we do not sponsor any pensions)
(6) Assumes an initial investment of $100.00 in our Class A common stock on June 30, 2021, the date of our initial public offering. Historic stock price performance is not necessarily indicative of future stock price performance. There were no dividends or other earnings paid in the covered fiscal years.
(7) The peer group used for the purpose of this disclosure in each covered year is the S&P 500 Information Technology Index which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report. This column assumes $100.0 was invested in this peer group on June 30, 2021 (same period as used for footnote 6 above).
(8) The amounts shown reflect the net loss reported in our audited financial statements for the applicable fiscal year.
(9) The stock price reported represents the closing price of our Class A common stock as reported on NYSE on the last trading day of the applicable fiscal year. We selected stock price as our company-selected measure because in fiscal 2022, Mr. Weingarten's was granted a stock option which is earned upon the achievement of performance conditions based on Class A common stock price such as achieving market capitalization (as reported in the Wall Street Journal) of not less than $20 billion over not less than 90 consecutive trading days as more fully described under “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2022 Performance Award” (“Performance Award”). The Performance Award is a significant driver of Mr. Weingarten’s compensation actually paid and is a significant element of his individual and our overall compensation program due to the significant size of the award. While, aside from the Performance Award, we do not otherwise use stock price to link compensation actually paid to our Non-CEO NEOs’ performance in making executive compensation decisions, we believe our executives’ incentives are closely aligned with those of our stockholders and our overall performance by means of the grant of time-based stock options and RSUs, the values of which are tied to our stock performance over time. For more information, see the section titled “Executive Compensation—Compensation Discussion and Analysis.”

Analysis of the Information Presented in the Pay Versus Performance Table
“Compensation actually paid,” as required under the Securities Act, reflects cash compensation actually paid as well as adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards which can only be determined upon the ultimate sale of the stock underlying such awards. “Compensation actually paid” generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as applicable). We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. For a discussion of how our compensation committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see the section titled “Compensation Discussion and Analysis” in this Proxy Statement.

Compensation actually paid to our CEO and the named executive officer group versus TSR
Below is a graph showing the relationship of compensation actual paid to our CEO and Non-CEO NEOs for fiscal 2022 and 2023 to total shareholder return of both our Class A common stock and the S&P 500 Information Technology Index.

CAP vs. TSR
CAP
$ in thousands
TSR
(Value of Initial $100 Investment)
$400,000
$200,000
$0
$(200,000)
$100.00
$50.00
$0
$352,126
$110.11
$105.29
$17,065
$92.83
$35.51
$(183,133)
$(11,382)
2022
2023
CAP to CEO
Average CAP to Non-CEO NEOs
Company TSR
S&P 500 IT Index Cumulative TSR

Compensation actually paid to our CEO and the named executive officer group versus Net Income
Below is a graph showing the relationship of compensation actual paid to our CEO and Non-CEO NEOs for fiscal 2022 and 2023 to our net loss.

CAP vs. Net Income
CAP
$ in thousands
Net Income
$ in millions
$400,000
$200,000
$0
$(200,000)
$0
($100)
($200)
($300)
($400)
$352,126
$17,065
($271)
$(183,133)
$(11,382)
($379)
2022
2023
CAP to CEO
Average CAP to Non-CEO NEOs
Net Income

Compensation actually paid to our CEO and the named executive officer group versus Company Selected Measure
Below is a graph showing the relationship of compensation actual paid to our CEO and Non-CEO NEOs for fiscal 2022 and 2023 to our stock price.

CAP vs. Stock Price

CAP
$ in thousands
Stock Price
$400,000
$200,000
$0
$(200,000)
$50
$40
$30
$20
$10
$0
$352,126
$44.75
$17,065
$15.09
$(183,133)
$(11,382)
2022
2023
CAP to CEO
Stock Price
Average CAP to Non-CEO NEOs

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measure that we believe to have been the most important in linking Compensation Actually Paid to our CEO and Non-CEO NEOs to our Company performance. We did not use any other performance measure sin linking Compensation Actually Paid to our CEO and Non-CEO NEOs to our performance.

Financial Performance Measures
Stock Price
Limitations on Liability and Indemnification Matters
Our Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our Restated Certificate of Incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our Restated Certificate of Incorporation and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Restated Certificate of Incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of January 31, 2023. As of January 31, 2023, our equity compensation plans consisted of the 2021 Plan, 2013 Plan and the 2011 Stock Incentive Plan (the “2011 Plan”) as well as the 2021 Employee Stock Purchase Plan (“ESPP”). Information is included for equity compensation plans approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	46,855,980(2)	$ 4.71(3)	48,219,451(4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	46,855,980	$ 4.71	48,219,451
(1) Includes our 2011 Plan, 2013 Plan and 2021 Plan. Our 2011 Plan and 2013 Plan terminated on July 2, 2021 in connection with our IPO. The amount in column (c) includes shares of our Class A common stock issuable under our ESPP.
(2) Includes 14,409,166 shares of Class A common stock subject to options and RSUs and 32,446,814 shares of Class B common stock subject to options and RSUs outstanding as of January 31, 2023 that were issued under the 2011 Plan, 2013 Plan and 2021 Plan. This amount does not include any shares issuable under our ESPP.
(3) Indicates a weighted average price for 32,446,814 options under our 2011 Plan, 2013 Plan, and 2021 Plan. It does not take into account RSUs, which do not have an exercise price.

(4) As of January 31, 2023, an aggregate of 40,175,515 shares of Class A common stock were available for issuance under our 2021 Plan. The number of shares available for issuance under our 2021 Plan will also include an annual increase on the first day of each fiscal year, by the number of shares equal to five (5%) of the aggregate number of outstanding shares of all classes of our common stock (on an as-converted basis) as of the immediately preceding January 31, or a lesser number as may be determined by our compensation committee, or by our Board acting in place of our compensation committee.
(5) As of January 31, 2023, an aggregate of 8,043,936 shares of Class A common stock were available for issuance under our ESPP. The number of shares available for issuance under our ESPP will also include an annual increase on the first day of each fiscal year, by the number of shares equal to one percent (1%) of the aggregate number of outstanding shares of all classes of our common stock (on an as-converted basis) as of the immediately preceding January 31, or a lesser number as may be determined by our compensation committee, or by our Board acting in place of our compensation committee.

RELATED PERSON TRANSACTIONS
Related Person Transactions
The following is a summary of transactions since February 1, 2022 to which we have been or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, nominees for director, promoters or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section titled “Executive Compensation.”
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.
Policies and Procedures for Related Party Transactions
Our Board adopted a Related Party Transactions Policy which provides that our audit committee is responsible for reviewing and approving any related party transaction, taking into account whether the transaction is on an arms-length basis, whether there are business reasons for the transaction, whether the transaction would impair a director’s independence and whether the related party transaction would present an improper conflict of interest. The Related Party Transaction Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our audit committee approves all of our related party transactions.
We believe that we have executed all the transactions described above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future related party transactions are approved by our audit committee, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECURITY OWNERSHIP
The following table sets forth the beneficial ownership of our capital stock as of April 30, 2023 by:
•each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all executive officers and directors as a group.
Applicable percentage ownership is based on 237,668,039 shares of Class A common stock and 53,543,426 shares of Class B common stock outstanding at April 30, 2023. Shares of common stock issuable upon the exercise of stock options exercisable or pursuant to RSUs that may vest and settle within 60 days of April 30, 2023, are deemed to be outstanding and beneficially owned by the person holding the options, or the RSUs, for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94104.

	Shares Beneficially Owned				Total Voting Power
	Class A		Class B
Name of Beneficial Owners	Shares	%	Shares	%	%
Named Executive Officers and Directors:
Tomer Weingarten(1)	63,270	*	8,802,446	15.27%	12.67%
Shares subject to voting proxy(2)	5,023,739	2.11%	—	—	*
Total	5,087,009	2.14%	8,802,446	15.27%	13.03%
David Bernhardt(3)	40,267	*	1,300,229	2.37%	1.95%
Keenan Conder(4)	65,594	*	—	—	*
Richard Smith, Jr(5)	37,091	*	233,333	*	*
“Vats” Narayanan Srivatsan(6)	72,216	*	—	—	*
Nicholas Warner(7)	280,691	*	1,089,249	1.99%	1.66%
Charlene T. Begley(8)	15,407	*	19,250	*	*
Aaron Hughes(9)	4,021	*	27,777	*	*
Mark S. Peek(10)	74,127	*	27,777	*	*
Ana G. Pinczuk(11)	8,734	*	—	—	*
Daniel Scheinman(12)	39,621	*	1,423,149	2.66%	2.18%
Teddie Wardi(13)	—	—	—	—	—
All executive officers and directors as a group (11 persons)(14)	5,444,087	2.29%	11,833,961	19.97%	17.02%

Greater than 5% Stockholders:
Entities affiliated with Insight(15)	3,646,919	1.53%	30,999,311	57.90%	47.66%
Entities affiliated with Redpoint Ventures(16)	2,620,219	1.10%	14,847,910	27.73%	22.89%
Entities affiliated with The Vanguard Group(17)	18,369,130	7.73%	—	—	1.40%
* Less than one percent.
(1) Consists of (i) 63,270 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023, (ii) 4,171,153 shares of Class B common stock held directly by Mr. Weingarten, (iii) 136,074 shares of Class B common stock held of record by Mr. Weingarten, as Trustee of the Tomer Weingarten 2021 Grantor Retained Annuity Trust dated April 29, 2021, (iv) 400,000 shares of Class B common stock held by a trust over whose trustee Mr. Weingarten can exercise remove and replace powers, and (v) 4,095,219 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2023. The 4,171,153 shares of Class B common stock held directly by Mr. Weingarten are pledged as collateral to secure personal indebtedness pursuant to a security and pledge agreement.
(2) Consists of shares of our Class A common stock held by Almog Cohen, our co-founder and former director, over which, except under limited circumstances, Mr. Weingarten holds an irrevocable proxy, pursuant to the Irrevocable Proxy Agreement, dated as of June 17, 2021, by and between Mr. Weingarten and Mr. Cohen. Pursuant to the Irrevocable Proxy Agreement, Mr. Cohen granted Mr. Weingarten an irrevocable proxy to vote all shares of Class B common stock and other voting securities held by Mr. Cohen at Mr. Weingarten’s discretion on all matters to be voted upon by our stockholders. We do not believe that the parties to the Irrevocable Proxy Agreement constitute a “group” under Section 13 of the Exchange Act, as Mr. Weingarten exercises voting control over these shares.
(3) Consists of (i) 15,052 shares of Class A common stock held directly by Mr. Bernhardt, (ii) 25,215 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023, and (iii) 1,300,229 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2023.
(4) Consists of (i) 41,691 shares of Class A common stock held directly by Mr. Conder and (ii) 23,903 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023.
(5) Consists of (i) 37,091 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023, and (ii) 233,333 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2023.
(6) Consists of (i) 56,747 shares of Class A common stock held directly by Mr. Srivatsan and (ii) 15,469 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023.
(7) Consists of (i) 268,219 shares of Class A common stock held directly by Mr. Warner, (ii) 12,472 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023, and (iii) 1,089,249 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2023.
(8) Consists of (i) 13,262 shares of Class A common stock held directly by Ms. Begley, (ii) 465 shares of Class A common stock held by the 2014 Irrevocable Trust FBO Jordan L. Begley, of which Ms. Begley is co-trustee, (iii) 465 shares of Class A common stock held by the 2014 Irrevocable Trust FBO Paige Begley, of which Ms. Begley is co-trustee, (iv) 465 shares of Class A common stock held by the 2014 Irrevocable Trust FBO Jennifer Elizabeth Begley, of which Ms. Begley is co-trustee, (v) 750 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of April 30, 2023, and (vi) 19,250 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2023.
(9) Consists of (i) 3,378 shares of Class A common stock held directly by Mr. Hughes, (ii) 643 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023, (iii) 27,777 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2023.
(10) Consists of (i) 3,355 shares of Class A common stock held directly by Mr. Peek, (ii) 70,000 shares of Class A common stock beneficially owned by Mr. Peek as trustee of the Omega Living Trust dated August 6, 2015, (iii) 772 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of April 30, 2023, and (iv) 27,777 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2023.
(11) Consists of (i) 8,085 shares of Class A common stock held directly by Ms. Pinczuk and (ii) 649 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023.
(12) Consists of (i) 11471 shares of Class A common stock held directly by Mr. Scheinman, (ii) 28,150 shares of Class A common stock held by the Dan and Zoe Scheinman Family Trust,dated 2/23/01 (the “Scheinman Family Trust”) over which Mr. Scheinman is trustee and a beneficiary and has sole voting and dispositive power, and (iii) 1,423,149 shares of Class B common stock held by the Scheinman Family Trust.
(13) Mr. Wardi is a Managing Director at Insight Venture Management, LLC, the investment manager of Insight Partners (Cayman) XI, L.P., Insight Partners (Delaware) XI, L.P., Insight Partners (EU) XI, S.C.Sp., Insight Partners XI (Co-Investors) (B), L.P., Insight Partners XI (Co-Investors), L.P., Insight Partners XI, L.P., Insight Venture Partners X, L.P., Insight Venture Partners X (Co-Investors), L.P., Insight Venture Partners (Cayman) X, L.P. and Insight Venture Partners (Delaware) X, L.P., or Insight, and collectively, the Insight Entities, and does not have voting or investment power over the shares held by the Insight Entities. Mr. Wardi disclaims beneficial ownership of the Class B common stock held by the Insight Entities except to the extent of his pecuniary interest. See note (15) below for more information regarding Insight.
(14) The beneficial ownership of all executive officers and directors as a group (excluding Mr. Warner, who resigned as an executive officer on November 7, 2022) includes (a) 5,293,122 shares of Class A common stock over which such persons held voting power or investment power on April 30, 2023, (b) 178,341 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2023, (c) 6,130,376 shares of Class B common stock over which such persons held voting power or investment power on April 30, 2023, and (d) 5,703,585 shares of Class B common stock underlying stock options exercisable within 60 days after April 30, 2023.
(15) Based on a Schedule 13D/A filed on March 31, 2023, by entities affiliated with Insight, pursuant to which entities affiliated with Insight may be deemed the beneficial owners of 3,646,919 shares of Class A common stock and 30,999,311 shares of Class B common stock as follows:

Reporting Person	Shares of Class A Common Stock (#)	Shares of Class B Common Stock (#)
Insight Venture Partners X, L.P.	1,573,422	14,160,803
Insight Venture Partners (Cayman) X, L.P.	1,290,225	11,612,028

Insight Venture Partners (Delaware) X, L.P.	249,581	2,246,234
Insight Venture Partners X (Co-Investors), L.P.	37,437	336,935
Insight Partners XI, L.P.	122,122	1,099,100
Insight Partners (Cayman) XI, L.P.	133,791	1,204,121
Insight Partners (Delaware) XI, L.P.	17,082	153,745
Insight Partners XI (Co-Investors), L.P.	2,033	18,302
Insight Partners XI (Co-Investors) (B), L.P.	2,802	25,226
Insight Partners (EU) XI, S.C.Sp.	15,868	142,817
Insight Partners Fund X Follow-On Fund, L.P.	75,176	—
Insight Partners Fund X (Cayman) Follow-On Fund, L.P.	107,025	—
Insight Partners Fund X (Delaware) Follow-On Fund, L.P.	13,104	—
Insight Partners Fund X (Co-Investors) Follow-On Fund, L.P.	7,251	—
Insight Venture Associates X, L.P.	3,150,665	28,356,000
Insight Venture Associates X, Ltd.	3,150,665	28,356,000
Insight Associates XI, L.P.	277,830	2,500,494
Insight Associates XI, Ltd.	277,830	2,500,494
Insight Associates (EU) XI, S.a.r.l.	15,868	142,817
Insight Associates Fund X Follow-On, L.P.	202,556	—
Insight Associates Fund X Follow-On, Ltd.	202,556	—
Insight Holdings Group, LLC	3,646,919	30,999,311

Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to have shared voting and dispositive power over the shares held by each of the Funds. The foregoing is not an admission by any of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman or Michael Triplett that he is the beneficial owner of the shares held by the Funds. The address for each of the foregoing persons is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
(16) Based on information provided to us by the investor, Redpoint Omega Associates II, LLC is the beneficial owner of (i) 78,606 shares of Class A common stock and (ii) 445,437 shares of Class B common stock. Redpoint Omega II, L.P is the beneficial owner of (i) 2,541,613 shares of Class A common stock and (ii) 14,402,473 shares of Class B common stock. The sole general partner of Redpoint Omega II, L.P. is Redpoint Omega II, LLC. Voting and dispositive decisions with respect to the shares held by Redpoint Omega II, L.P. and Redpoint Omega Associates II, LLC are made by the managers of Redpoint Omega II, LLC and Redpoint Omega Associates II, LLC: W. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang. The address of each of the persons named in this footnote is c/o Redpoint Ventures, 2969 Woodside Road, Woodside, California 94062.
(17) Based on a statement filed with the SEC on Schedule 13G on February 9, 2023 by The Vanguard Group, The Vanguard Group, as an investment manager for its clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, exercises (i) sole investment discretion over 18,244,680 shares of Class A common stock, (ii) shared investment discretion over 124,450 shares of Class A common stock, (iii) shared voting discretion over 43,052 shares of Class A common stock, and (iv) sole voting discretion over none of our securities. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms we have received and written representations from certain Reporting Persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of a late Form 4 filed by Daniel S. Loeb and Third Point LLC on June 21, 2022, and a late Form 4 filed by Robin Tomasello on December 8, 2022. To the best of our knowledge, each late filing was due to administrative error.
2023 Annual Report
Our financial statements for fiscal 2023 are included in our annual report, which we will make available to stockholders at the same time as this Proxy Statement. You may also obtain a copy of our annual report, including the financial statements and the financial statement schedules, free of charge, by sending a written request to our Investor Relations department at SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94104, Attention: Investor Relations.
Our annual report is also available at https://investors.sentinelone.com under “SEC Filings” in the “Financial Info” section of our website and on the U.S. Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.
Company Website
We maintain a website at www.sentinelone.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER PROPOSAL DEADLINES FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
Stockholder Proposals for Inclusion in Proxy Statement
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2024 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 18, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
SentinelOne, Inc.
Attn: Corporate Secretary
444 Castro Street, Suite 400
Mountain View, CA 94041
Pursuant to Rule 14a-8, if a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, including nominating directors in accordance with the SEC’s universal proxy rules, but do not intend for the proposal to be included in our proxy statement and for stockholders to nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2024 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our Corporate Secretary at our principal executive offices:
•not earlier than 5:00 p.m. ET/ 2:00 p.m. PT March 1, 2024, and
•not later than 5:00 p.m. ET/ 2:00 p.m. PT on March 31, 2024.
If we hold our 2024 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary date of the Annual Meeting, or if no annual meeting was held in the preceding year, then such written notice must be received (a) no earlier than 5:00 p.m., Eastern Time, on the 120th day before the 2024 annual meeting of stockholders and no later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such annual meeting or 5:00 p.m., Eastern Time, on the 10th day following the day public announcement of the date of such meeting is first made.
To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our amended and restated bylaws. Notices should be addressed to:
SentinelOne, Inc.
Attn: Corporate Secretary
444 Castro Street, Suite 400
Mountain View, CA 94041
For information on how to access our amended and restated bylaws, please see the section titled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section titled “Board of Directors and Corporate Governance Stockholder Recommendations for Nominations to our Board.”
*********

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

BY ORDER OF THE BOARD OF DIRECTORS
Keenan Conder
Chief Legal Officer and Corporate Secretary
Mountain View, California

SentinelOne

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 28, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/S2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 28, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17624-P88506 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SENTINELONE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	**For**	**Withhold**
1a. Ana G. Pinczuk	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as SentinelOne, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2024.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Selection, on a non-binding advisory basis, of whether future advisory votes on the compensation of our named executive officers should be every one, two or three years.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by the proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, the proxy will be voted FOR the election of the nominee for the Board of Directors listed in Proposal 1, FOR Proposals 2 and 3, and 1 YEAR for Proposal 4. If any other matters properly come before the meeting, the person named in the proxy will vote in his or her discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V17625-P88506

SENTINELONE, INC.
Annual Meeting of Stockholders
June 29, 2023 9:00 a.m. Pacific Time
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Tomer Weingarten and Keenan Conder, or either of them, as proxies, each with a power to appoint his substitute and power to act alone, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SENTINELONE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m. Pacific Time on Thursday, June 29, 2023 at www.virtualshareholdermeeting.com/S2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side